AGREEMENT AND PLAN OF REORGANIZATION
                                 BY AND BETWEEN
                    CELERITY SOLUTIONS, INC., SOMERSET, INC.,
                          AND SOMERSET AUTOMATION, INC.


     THIS AGREEMENT (the "Agreement"), made as of the 8th day of December, 1997, by and among Celerity Solutions, Inc. ("Celerity"), a Delaware corporation, Somerset, Inc., a Delaware Corporation ("Somerset Subsidiary"), Somerset Automation, Inc. ("Somerset") and Luc Ringuette and other individuals identified on Exhibit A (the "Signing Shareholders").

                                   WITNESSETH

     WHEREAS, the Boards of Directors of Celerity, Somerset Subsidiary and Somerset have approved and deem it advisable and in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein;

     WHEREAS, the Signing Shareholders are a party to this agreement and desire to sell their Shares upon terms herein specified;

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth, and of other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I

                               THE REORGANIZATION

     1.1 Structure of the Reorganization. Celerity will cause a Delaware corporation (Somerset, Inc.) to be organized as a wholly owned subsidiary of Celerity. Subject to the terms and conditions of this Agreement, at the Closing Date, as defined herein, in accordance with Delaware General Corporation Law, Somerset will merge with and into Somerset Subsidiary pursuant to a plan of merger which qualifies as a reorganization under Section 368(a)(1)(A) and
(a)(2)(D) of the Internal Revenue Code of 1986 ("the IRS code"), as amended (the "Reorganization"). All parties will report this transaction on their respective tax returns as a reorganization under Section 368(a)(1)(A) and (a)(2)(D) of the IRS code. Somerset Subsidiary shall be the surviving corporation in the Reorganization and shall continue in its corporate existence under the laws of the State of Delaware. Upon consummation of the Reorganization, the separate corporate existence of Somerset shall terminate.

     1.2 Somerset Shareholders. A list of each owner of issued and outstanding shares of Somerset Common Stock (the "Somerset Shareholders"), the number of shares owned by each Somerset Shareholder is set forth in Schedule 1.2.

     1.3 Aggregate Reorganization Consideration.

     (a) At the Closing, as defined herein, all of the shares of common stock of Somerset ("Somerset Common Stock"), issued and outstanding immediately prior to the Closing, other than shares held in Somerset's treasury shall be automatically converted into the right to receive the Aggregate Reorganization Consideration as defined below.

     (b)  The  Aggregate   Reorganization   Consideration  will  constitute  the
following:

          (i) a number of shares of common stock of Celerity, par value ($0.10) per share ("Celerity Common Stock") equal to a fraction the numerator of which is three million one hundred sixty thousand and one dollars ($3,160,001) and the denominator of which is equal to the Fair Market Value of Celerity Common Stock. Fair Market Value will be determined by the average daily closing bid per share of Celerity Common Stock as reported by the Nasdaq Stock Market Small-Cap Market for sixty (60) trading days period ending on the business day prior to the Closing Date; and

          (ii) the sum of two million two hundred ninety six thousand one hundred sixty three dollars ($2,296,163) in cash; and

          (iii) the delivery of promissory notes, in the form of Exhibit B hereto (the "Notes"), in favor of each of the Somerset Shareholders with the aggregate value of eight hundred forty three thousand eight hundred thirty six dollars ($843,836).

     1.4 Reorganization Consideration. The Aggregate Reorganization Consideration shall be issued to the Somerset Shareholders at the Closing in proportion to the number of shares of Somerset Common Stock (the "Shares") held by each such Somerset Shareholder in relation to the aggregate number of Shares outstanding as of the Closing (the "Reorganization Consideration").

     1.5 Options. All unexercised Somerset stock options as of the date of the Closing, whether vested or unvested, will terminate upon Closing without any further liability or obligation on the part of Somerset or Celerity to such optionees.

     1.6 The Notes. The Notes shall be executed and delivered by Celerity in connection with the Closing. Payments of Note Amounts thereon shall be made in accordance with the terms of the Notes.

     1.7 Miscellaneous.

     (a) No certificates or scrip for fractional shares of Celerity Common Stock shall be issued upon the surrender for exchange of the Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Celerity. In lieu of fractional shares, Celerity will increase the Note amount to each such holder of a fractional share in an amount equal to the product of such fractional interest and the Fair Market Value of a share of

Celerity Common Stock.

     (b) On December 8, 1997 Celerity will pay all full and final invoices for all legal expenses and expenses for the preparation of the audited financial statements from February 1, 1997 to September 30, 1997 by Ernst & Young, incurred by Somerset in preparation of the Closing of the Reorganization as specified in Schedule 1.7.

                                   ARTICLE II
                              SIGNING SHAREHOLDERS

     2.1 Acknowledgment of Signing Shareholders - As a condition to the Celerity's issuance of the Celerity Common Stock in the Reorganization (the "Celerity Shares"), each Signing Shareholder acknowledges that (i) he is acquiring the Celerity Shares for his own account for investment only and not for or with a view to resale or distribution; (ii) he has been furnished and has carefully read (a) the Annual Report and Proxy Statement of Celerity for the fiscal year ended March 31, 1997; (b) the Forms 10-Q of the Celerity for the three month periods ended June 30 and September 30, 1997; (c) Form 8-K dated June 26, 1997; and (d) any other material provided by Celerity to the Somerset Shareholders (the "Documents") and has received information with respect to all matters he considers material to the decision to enter into this Agreement and has relied solely upon the Documents and upon independent investigations in making the decision to enter into this Agreement. No oral or written statement or inducement which is contrary to the information set forth in the Documents has been made by or on behalf of Celerity.

     2.2 Acknowledgment of Restricted Nature of Common Stock. The Signing Shareholders hereby acknowledge that the Celerity Shares are subject to the following:

     (a) The Signing Shareholders may not, directly or indirectly, offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Celerity Shares (or solicit any offers to purchase or otherwise acquire or take a pledge of the Celerity Shares), except pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder and (ii) an effective registration statement or qualification under applicable "Blue Sky" state securities laws (the "Blue Sky Laws"), or unless such Signing Shareholders shall have delivered Celerity evidence of compliance with Rule 144 which is reasonably satisfactory to Celerity or an opinion of counsel, which opinion of counsel shall be satisfactory to Celerity, to the effect that no registration statement or qualification is required because of the availability of exemptions from registration and/or qualification under the Securities Act or Blue Sky Laws;

     (b) The Signing Shareholders understand that (i) the offer and sale of Celerity Shares has not been registered under the Securities Act or registered or qualified under any Blue Sky Laws as of the date hereof and will not be registered or qualified under the Securities Act or any Blue Sky Laws at the Closing Date, (ii) each of the Signing Shareholders must continue to bear the economic risk of the investment in the Celerity Shares before such period of time until the offer and sale of the Celerity Shares is subsequently registered and/or qualified under the Securities Act and any applicable Blue Sky Laws or an exemption from such registration and/or qualification is available, (iii) there can be no assurance that the offer and sale of the Celerity Shares will be registered and/or qualified under the

Securities Act or any applicable Blue Sky Laws at any time, (iv) when and if Celerity Shares may be disposed of without registration in reliance upon Rule 144 under the Securities Act ("Rule 144"), the offer and sale of Celerity Shares may not qualify under Rule 144 since dispositions under such Rule can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the exemption afforded by Rule 144 is not available, public offer or sale of the Celerity Shares without registration will require the availability of an exemption under the Securities Act or any applicable Blue Sky laws, (vi) a restrictive legend in substantially the form hereinafter set forth shall be placed upon the Common Stock and (vii) a notation shall be made in the appropriate records of the Celerity indicating that such Celerity Shares are subject to restrictions on transfer and appropriate stop-transfer instructions will be issued to the transfer agent of Celerity with respect to such Celerity Shares; and

     (c) The Signing Shareholders understand that the Shares shall bear a legend in substantially the following form:

          THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.

     (d) Celerity shall from the date commencing on the date hereof and ending on the second anniversary of this Reorganization use its best efforts to (a) make and keep public information available as those terms that are understood and defined in Rule 144; and (b) file with the SEC in a timely manner all reports and other documents required of Celerity under the Securities Act and the Securities Exchange Act of 1934.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SOMERSET
                          AND THE SIGNING SHAREHOLDERS

     Somerset and Signing Shareholders, subject to Section 6.2 of this Agreement, represent and warrant, and except as set forth in the schedules making reference to specific sections of this Agreement and delivered to Celerity prior to execution hereof (the "Schedules"), the following as of the date hereof and as of the Closing Date to Celerity as follows:

     3.1 Organization and Good Standing. Somerset is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business activities as now conducted. Somerset has, since its incorporation, insofar as failure to comply would have any material impact at this or any future time, complied in all material respects with all laws, regulations, ordinances, and orders applicable to its business activities and properties to the best of knowledge of Somerset and Signing Shareholders. Somerset has previously provided to Celerity true and correct copies, as in effect, of its Articles of Incorporation and Bylaws.

     3.2 Capitalization. The authorized capital stock of Somerset consists of twenty five million (25,000,000) shares of common stock, of which one million nine hundred ninety eight thousand one hundred seventy three ( 1,998,173 ) shares are issued and outstanding. All of the issued and outstanding shares of Somerset Common Stock are owned of record by the Somerset Shareholders listed on
Schedule 1.2. Somerset has no additional classes of common stock and has no authorized classes of preferred stock issued or outstanding. As of the Closing Date, there will be no outstanding options, rights, warrants, or claims to purchase any of the common stock or other securities of Somerset.

     3.3 Financial Statements and Condition.

     (a) Attached hereto and made a part hereof as Schedule 3.3(a) are the audited income statement and balance sheet of Somerset for the fiscal years ended January 31, 1997, 1996, and an audited income statement and a balance sheet for eight months ending September 30, 1997. Also attached hereto and made a part hereof as Schedule 3.3(b) are the unaudited income statements and balance sheets of Somerset for the period ending October 30, 1997 and selected balance sheet accounts as of December 5, 1997. (The financial statements set forth in Schedule 3.3(a) and 3.3(b) are collectively referred to herein as the "Financial Statements".)

     (b) Except as disclosed in Schedule 3.3(b), the Financial Statements (i) fairly and accurately present the assets, liabilities, shareholders' equity and financial position of Somerset as of the dates thereof, (ii) contain no material misstatements or omissions, and (iii) except for unaudited statements, contain and reflect all necessary adjustments for a fair presentation of the financial condition and results of operations of Somerset for the periods covered thereby.

     (c) The accounts and notes receivable set forth in the Financial Statements or arising since the date thereof are valid and genuine and have arisen from bona fide transactions in the ordinary course of business, consistent with past practices, for goods sold or services performed and to the knowledge of Somerset and Signing Shareholders are not subject to valid defenses, set-offs, or counterclaims. Except as set forth in Schedule 3.3(c), such receivables have been recorded in accordance with Somerset's historical revenue recognition policy and have been collected or are collectable in accordance with their terms at least ninety percent (90%) of the aggregate full recorded amount thereof no later than 120 days following the Closing.

     3.4 Absence of Certain Changes. Except as described in Schedule 3.4, since Financial Statements dated September 30, 1997, set forth in Schedule 3.3 the Company has conducted its business in the ordinary course consistent with past practices and there has not been and as of the Closing shall not have been:

     (a) any material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of Somerset (a "Material Adverse Change"), or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any securities of Somerset, any repurchase, redemption or other acquisition by Somerset of any outstanding shares of capital stock or other securities of, or other ownership interests in Somerset;

     (c) any amendment of any outstanding security of Somerset;

     (d) any incurrence, assumption or guarantee by Somerset of any indebtedness for borrowed money;

     (e) any creation or assumption by Somerset of any lien on any asset;

     (f) any making of any loan, advance or capital contributions to or investment in any person;

     (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Somerset which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of Somerset;

     (h) any transaction or commitment made, or any contract or agreement entered into, by Somerset relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Somerset of any contract or other right, in either case, material to Somerset, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

     (i) any change in any method of accounting or accounting practice by Somerset;

     (j) any (i) grant of any severance or termination pay to any director, officer or employee of Somerset (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Somerset, (iii) change in benefits payable under existing severance or termination pay policies or employment agreements or (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of Somerset; or

     (k) any labor dispute or any activity or proceeding by a labor union or representation thereof to organize any employees of Somerset.

     3.5 Taxes.

     (a) Since its incorporation in the State of California, Somerset has prepared and timely filed all federal, state, local and foreign returns, estimates, information statements and reports required to be filed at or before the date of this Agreement ("Returns") relating to any and all Taxes concerning or attributable to Somerset, or its operations and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law. "Tax" or, collectively, "Taxes," shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity. There are no tax liens on any property or assets of Somerset. Except as described in Schedule 3.5, there have been no audits or examinations of any Returns by any applicable governmental agency. To the best knowledge of Somerset and Signing Shareholders, no state of facts exists or has existed which would be reasonably likely to constitute grounds for the assessment of any penalty or of any material Tax liability beyond that shown on the respective Returns. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Return for any period. For purposes of this Section 3.5, "material Tax liability" shall be defined as liability in excess of $5,000 in the aggregate.

     (b) Somerset, as of the date of this Agreement: (i) to the best knowledge of Somerset and Signing Shareholders, has paid all Taxes it is required to pay except for Tax payments which have been disputed by Somerset in good faith (which disputes, if pending, are described on the Somerset Disclosure Schedule) and (ii) has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

     (c) Somerset does not have any material liabilities for unpaid federal, state, local and foreign Taxes that have not been accrued for or reserved on the Somerset Financial Statements, whether asserted or unasserted, contingent or otherwise.

     (d) Somerset is not a party to any tax-sharing agreement or similar arrangement with any other party.

     (e) No payment which Somerset is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agreement, severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

     (f) Somerset is not currently under any contractual obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

     3.6 Litigation. Except as disclosed in Schedule 3.6, there are, and within the prior twenty-four (24) months there have been, no actions, suits, investigations, or proceedings pending or, threatened or anticipated against or affecting Somerset or its assets, at law or in equity, or before any court, arbitrator, or federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. Somerset is not operating under, subject to, or in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. Except as disclosed in Schedule 3.6, Somerset has not received or had outstanding any claim or complaint from or on behalf of any employee or former or potential employee alleging wrongful termination, failure to hire, harassment, or discrimination by reason of race, age, sex, handicap, or veteran's status.

     3.7 Absence of Undisclosed Liabilities. Except as specifically reserved against or reflected in the Financial Statements or described in Schedule 3.7 or another Schedule, Somerset is not subject to any material liability or financial obligation (known, direct or indirect, absolute, contingent, accrued or otherwise). Somerset is not in default with respect to any term or condition of any indebtedness or liability (including any current or deferred trade payable). Signing Shareholders does not know of any facts or circumstances which might reasonably serve as the basis for any material liabilities or financial obligations with respect to Somerset which are not disclosed in the Schedules. For purposes of this Section 3.7, any individual liability, or all such liabilities in the aggregate, should be deemed to be material if the individual or aggregate value is greater than $10,000.

     3.8 Absence of Questionable Payments. Neither Somerset nor any director, officer, agent, employee, or other person acting on behalf of Somerset has used any of Somerset's funds for improper or unlawful contributions, payment, gifts, or entertainment, or made any improper or unlawful expenditures relating to political activity to governmental officials or others. Neither Somerset nor any director, officer, agent, employee, or other person acting on behalf of Somerset has accepted or received any improper or unlawful contributions, payments, gifts, or entertainment or expenditures.

     3.9 Dividends. Since September 30, 1997, Somerset has not declared, paid or set aside for payment, or agreed to declare or pay, any dividend or other distribution in respect of its capital stock.

     3.10 Insolvency. Somerset is not the subject of any existing, pending or threatened insolvency or bankruptcy proceedings under the laws of any jurisdiction. The consummation of the transactions contemplated by this
Agreement will not result in any Signing Shareholder or Somerset being the subject of such proceedings.

     3.11 Intellectual Property

     (a)  Somerset   neither  owns,  nor  licenses,   nor  uses  any  registered
trademarks, registered service marks, registered trade names (except its corporate name), registered copyrights, or patents, except as listed and described in Schedule 3.11, ("Somerset Intellectual Property Rights"), all of which are owned, possessed, licensed or lawfully used by Somerset which are incorporated in , are or form a part of any product of Somerset currently distributed or any new product or new version of an existing product set forth on Schedule 3.16 ("Somerset Products"). Schedule 3.11 contains (i) all material licenses, sublicenses and other agreements other than end-user licenses as to which Somerset is a party and pursuant to which any person is authorized to use any Somerset Intellectual Property Rights, and (ii) all material licenses, sublicenses and other agreements as to which Somerset is a party and pursuant to which Somerset is authorized to use any third party technology, trade secret, know-how, process, patents, trademarks or copyrights, including software ("Licensed Intellectual Property"), which are incorporated in, are, or form a part Somerset Products.

     (b) Somerset is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Somerset Intellectual Property Rights or Licensed Intellectual Property except as set forth in Schedule 3.14.

     (c) Except for Licensed Intellectual Property, all patents, registered trademarks, service marks and copyrights claimed by or issued to Somerset in connection with Somerset Products are valid and subsisting. Somerset (i) has not received notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has no knowledge that the manufacturing, marketing, licensing or sale of Somerset Products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (iii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any of its licenses or agreements relating thereto. To the best knowledge of Somerset and Signing Shareholders, there is no valid basis for any claim of the type specified in the immediately preceding sentence which would be reasonably likely in any material way interfere with the continued enhancement and exploitation by Somerset of any of the Somerset Products. None of the Somerset Products, nor, to the best knowledge of Somerset and Signing Shareholders, the use or exploitation of any patents, trademarks, trade names, copyrights, software, technology, know-how or processes by Somerset in its current business infringes on the rights of, or constitutes misappropriation of, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

     (d) Except pursuant to certain contracts listed on Schedule 3.14, Somerset has not granted any third party any right to manufacture or reproduce any of the Somerset Products or any adaptations, translations, or derivative works based on the Somerset Products or any portion thereof. Except pursuant to certain contracts listed on Schedule 3.14, and except with respect to the rights of third parties to the Licensed Intellectual Property, no third party has any right granted by Somerset to manufacture, reproduce, distribute, market or exploit any works or materials of which any of the Somerset Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101. Except pursuant to certain contracts listed on
Schedule 3.14, Somerset has not granted any third party any right to use or distribute the source code version of any Somerset Product.

     (e) Since June 1, 1996, except as set forth in Scheduled 3.11 and 3.14, all designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the Somerset Products at any stage of their development (the "Somerset Components") were written, developed and created solely and exclusively by employees of Somerset without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to Somerset by means of valid and enforceable consultant confidentiality and invention assignment agreements, which are listed in Schedule 3.14. Somerset has at all times used commercially reasonable efforts to treat the Somerset Products and Somerset Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release into the public domain.

     (f) To the best knowledge of Somerset and Signing Shareholders, no employee of Somerset is in violation of any term of any employment contract, patent disclosure agreement of any other contract or agreement relating to the relationship of any such employee with Somerset.

     (g) Except as listed in Section 3.11, each present and since June 1, 1996, each former employee of Somerset with access to confidential information of Somerset is under an obligation

(arising either through contract, statute or common law) to maintain the confidentiality of such confidential information and Somerset has all right, title and interest in any copyrights and/or trade secrets resulting from inventions developed by any current or former Somerset employee within the scope of their employment by Somerset. Except as set forth in Schedule 3.11 and 3.14, each person presently, or each person since June 1, 1996, previously employed by Somerset as an independent contractor with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Celerity or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of Somerset and such person, enforceable in accordance with their respective terms. To the best knowledge of Somerset and Signing Shareholders, the carrying on of Somerset's current business by any of its employees, does not conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such employees is obligated.

     (h) No product liability or warranty claims have been communicated to or to the best knowledge of Somerset and Signing Shareholders, threatened against Somerset, nor to the best knowledge of Somerset and Signing Shareholders, is there any specific situation, set of facts or occurrence that provides a valid basis for such claim.


     3.12 Real Property Leases. Schedule 3.12 contains a complete and accurate description of each parcel of real property leased to Somerset (collectively, the "Real Property"). True, correct and complete copies of all leases of the Real Property (the "Real Property Leases") have been delivered to Celerity. All of the Real Property Leases are valid and in full force and effect, and there does not exist any default or event which with notice or lapse of time or both would constitute a default under any of the Real Property Leases. Except as set forth in Schedule 3.12, the Real Properties are used and operated in compliance and in conformity with all applicable leases, contracts, commitments, licenses and permits to the extent that the failure to so comply would not have a material adverse effect on the business or Somerset.

     3.13 Licenses for Third Party Software. Set forth on Schedule 3.13 hereto is a description of each license under which Somerset is the licensee of any Third Party Software (as such term is hereinafter defined) along with a description of such Third Party Software. Except as set forth on Schedule 3.13, Somerset has delivered to Celerity a true, correct and complete copy of each license agreement with licensing payments in excess of $500 over the life of the license identified in Schedule 3.13. Except for Schedule 3.13, the software or computer programs described in said licenses are presently used by Somerset as licensee under the terms of said licenses. All royalties due under said licenses have been paid and there exists no default under the terms of said licenses and no event has occurred which, upon the passage of time or the giving of notice, or both, would result in any event of default or prevent Somerset from exercising and obtaining the benefits of any options contained therein. Somerset has all rights, title and interest of the licensee under the terms of said licenses, free of all liens, claims or encumbrances, all such licenses are valid and in full force and effect and Somerset is in compliance with the terms thereof. There will be no default or basis for acceleration under any of said licenses as a result of the transactions contemplated by this Agreement. Somerset has not received any notice of infringement, violation or conflict with any Intellectual Property Rights of third parties with respect to its use of any Third Party Software.

     3.14 Contracts, Leases and Commitments. Schedule 3.14 sets forth all contracts, agreements, orders and commitments, written or oral, presently used by Somerset or which are binding upon Somerset, which are material to conduct of the business and identifies those material Contracts (including without limitation licenses for Third Party Software) which require the approval or consent of a third party as a condition to the continuing effectiveness of such agreement as a result of the transactions contemplated hereunder. Schedule 3.14 also sets forth all contracts, agreements, orders and commitments, oral or written, pursuant to which Somerset has any interest (including without limitation a retained ownership interest, right to receive royalty or licensing fees, distribution or other rights) in programs, titles or intellectual property developed by Somerset. The contracts, agreements, orders and commitments identified on Schedule 3.14 are hereinafter referred to as the "Contracts." Except as set forth on Schedule 3.14, (i) no event has occurred or is continuing which, upon the passage of time or the giving of notice, or both, could constitute an event of default by Somerset with respect to any Contract, and the Signing Shareholders are not aware of any claim of any such default having been made against Somerset with respect to any Contract, and (ii) Somerset is not aware of any event which upon the passage of time or the giving of notice, or both, could constitute an event of default by any other party to any such Contract or could cause the acceleration of any obligation of any other party thereto or the creation of a lien or encumbrance upon any of Somerset's assets. Except as set forth on Schedule 3.14, each of the Contracts is valid, binding and enforceable against Somerset and to the best knowledge of Somerset and Signing Shareholders each other party thereto in accordance with its terms without any defenses, setoffs, counterclaims or disputes of any nature and is in full force and effect. No purchase commitment for materials, supplies, component parts or other items of inventory of the business to which Somerset is a party is in excess of the ordinary, normal, usual and current requirements of the business or at a price in excess of the current reasonable market price. No Contract which relates to the business obligates Somerset (i) to provide software, products or services to third parties which Somerset knows or has reason to believe are at prices which would result in a net loss on the sale or provision of such software, products or services, or which are pursuant to terms or conditions it cannot reasonably expect to satisfy or fulfill in their entirety, or (ii) to purchase or acquire services, information, Third Party Software, inventory or equipment in excess of the normal, ordinary, usual and current requirements of the business or at a price in excess of the current reasonable market price. Somerset has not waived any right under any Contract. Except as set forth in Schedule 3.14, there are no agreements, understandings, instruments or proposed transactions between Somerset and any employee, officer or director of Somerset which shall survive the Closing Date. Somerset is not a party to, nor are any of Somerset's assets bound by, any agreement that is adverse to its business. Somerset has not received notice that any party to any of the Contracts intends to cancel or terminate any contract or to exercise or not exercise any option under any Contract.

         3.15 Employment Relations. To the best knowledge of Somerset and Signing Shareholders, Somerset is in compliance with all federal, state, or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment, and wages and hours and has not and is not engaged in any violation of the Fair Labor Standards Act or Service Contract Act or any unfair labor practice. Somerset is not a party to a collective bargaining agreement and none of its employees are represented by a labor union. Somerset has entered into no employment agreements and has not agreed to any salary or wage increases or committed to provide employees of Somerset with employment benefits (including vacation or sick leave, medical, life or dental insurance, disability and the like) except as set forth in
Schedule 3.15. All sums due to current or former employees for accrued compensation, bonuses, commissions and benefits as well as vacation time have been duly and adequately accrued on the accounting records of Somerset and are reflected in the financial statements.

     3.16 Title and Related Matters. Somerset has good and marketable title to all of its assets (except for Third Party Software), free and clear of all mortgages, options, leases, covenants, conditions, agreements, liens, security interests, adverse claims, restrictions, charges, encumbrances or rights of others. There exists no restriction on the use or transfer of any of Somerset's assets (except for Third Party Software, for which Somerset has valid and enforceable licenses as set forth in Schedule 3.16). Schedule 3.16 sets forth a list of (i) all machinery or equipment, including without limitation, computer hardware, used to conduct the business of Somerset with an original market value in excess of $1,000 (the "Equipment"), together with the date of acquisition of each piece of Equipment, and the location of each piece of Equipment and (ii)
all "Company Software," which shall include all of Somerset's software and computer programs used in its business, including any software or computer programs not wholly-owned by Somerset ("Third Party Software") embedded therein, in machine readable source code forms and in machine executable object code forms and all related specifications (including, without limitation, all logic architectures, algorithms and logic flows and all physical, functional, operating and design parameters), operating systems and procedures (including development methodology), designs, design revisions, related applications software in any language, concepts, ideas, processes, techniques, software design and test tools, third party software interfaces, methods of implementation and packaging, all associated know-how and show-how and all related programmer and user manuals, which are used by Somerset to install, operate, maintain, correct, test, repair, enhance, extend, modify, prepare derivative works based upon, design, develop, reproduce and package such software and computer programs.

     3.17 Use and Condition of Property. Somerset's assets are in good operating condition and repair, ordinary wear excepted, are fit and usable for the purposes for which they are being used, are sufficient for all current operations of the business and conform to all applicable laws and regulations. No notice of any violation of any law, statute, ordinance or regulation relating to any such property or assets has been received by Somerset except as have been fully complied with or are listed on Schedule 3.17 hereof. All of Somerset's assets are located at the premises of the business located at Somerset's corporate headquarters at Irvine, California, except as otherwise noted on
Schedule 3.16 or Schedule 3.17. Somerset's assets constitute all of the property now used in, and necessary for the conduct of, the business in the manner and to the extent conducted by Somerset during the period covered by the Financial Statements or as presently conducted. Somerset does not, and has not since the date of its formation, own or have any interest in real estate except as described in Schedule 3.17 and the interest under the Real Property Leases.

     3.18 Conditions Affecting the Business. Somerset has used its best efforts to keep available for Celerity the services of the professional employees, consultants, agents, customers, and suppliers of Somerset active in the conduct of its business. Except as set forth in Schedule 3.18, Somerset and Signing
Shareholders have no knowledge of any threatened or anticipated loss of any employees, consultants, customers, suppliers or agents or other advantageous arrangement and have not received any notice of any threatened or anticipated loss of any customer or supplier, as a result of the Reorganization or for any other reason.

     3.19 Compliance with Laws - To the best knowledge of Somerset and Signing Shareholders, Somerset is in compliance with all federal, state, local and foreign laws, regulations, rules, ordinances and orders to which its business and operations are subject. Somerset has all requisite licenses, permits and certificates from federal, state and local governmental authorities as may be necessary to conduct its business and own and operate its assets and such permits are valid and in full force and effect and will not be terminated or adversely affected by the consummation of the transactions contemplated hereby except in cases when non-compliance is not material to the business. All information which Somerset has provided to customs authorities (in the U.S., Europe or any other jurisdiction) in connection with the import and export of goods is correct and the company has complied with all U.S. and foreign legislation relating to the same. Somerset is in compliance with its obligations to the customs authorities. Somerset does not owe customs duties to any governmental entity, nor does a customs pledge of any property of Somerset exist. There are no claims against Somerset by customs authorities in the U.S., or any other jurisdiction. Somerset is not and has not been in breach of any currency regulation and currency control legislation.

     3.20 Disclosure. This Agreement, the Exhibits, the Schedules, and the other documents, certificates, and statements delivered to Celerity in connection herewith or with the transactions contemplated hereby as taken as a whole, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. Having regard for the ordinary nature of the various segments of the business of Somerset, there is no material fact known to Signing Shareholders, or which upon reasonable investigation should have been known to Signing Shareholders, which materially adversely affects or in the future, as a result of existing material facts whose impact has not yet been experienced, may materially adversely affect the business of Somerset which has not been set forth in this Agreement, the Exhibits, the Schedules, or the other documents, certificates, and written statements furnished or to be furnished to Celerity by or on behalf of Somerset.

     3.21 Ownership of Shares. Each Signing Shareholder owns or will own at Closing his/her respective Shares set forth in Schedule 1.2, of record and beneficially, free and clear of any liens, claims, encumbrances or restrictions. Each Signing Shareholder has or will have at Closing good and marketable title to his respective Shares and has, and at the Closing shall have, the absolute right, power and capacity to sell, assign and deliver his Shares to Celerity, free and clear of all liens, claims, encumbrances and restrictions.

     3.22 Related Party Transactions. There are no loans, leases, royalty agreements or other continuing transactions between Somerset and the Signing Shareholders, any affiliate of any Signing Shareholder, or any member of any Signing Shareholder's family. To the best knowledge of Somerset and Signing Shareholders none of the officers or directors of Somerset or the Signing
Shareholders (a) has any material direct or indirect interest in any entity which does business with Somerset; (b) has any direct or indirect interest in any property, asset or right which is used by Somerset in the conduct of its business; or (c) has any contractual relationship with Somerset other than such relationships which occur from being an employee, officer, director or stockholder of Somerset.

     3.23 Brokers' Fees. Neither Somerset nor the Signing Shareholders have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.24 Subsidiaries. Somerset has no subsidiaries and maintains no other equity interest in any other company or entity.

     3.25 Environmental and Health and Safety Matters. Somerset is in compliance with all applicable environmental laws, regulations and ordinances relating to pollution, safety, health or protection of the environment, including, without limitation, those relating to containment, emissions, discharges, releases or threatened releases of hazardous substances into the environment (the "Environmental Laws"). Somerset has not received notice (from a court, government agency or otherwise) that it has any potential liability with respect to any violation or alleged violation of any Environmental Law.

     3.26 Employee Benefit Plans.

     (a) Except as set forth on Schedule 3.26, Somerset does not maintain any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other material incentive plans, any material written employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, material medical, vision, dental or other health plans, life insurance plans or other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Somerset or any entity required to be aggregated with Somerset pursuant to Section 414 of the Code (each, a

"Commonly Controlled Entity") for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries eligible to participate ("Company Benefit Plans").

     (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Somerset from Somerset or any of its affiliates under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits under any Company Benefit Plan.

     3.27 Authority.

     (a) Somerset has all requisite corporate power and authority to enter into this Agreement, to execute, deliver and perform their respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the performance by Somerset of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Somerset, including approval by its Boards of Directors. The Agreement is a legal, valid and binding obligation of Somerset enforceable against Somerset in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     (b) The execution and delivery of this Agreement do not and the performance and consummation of the transactions contemplated hereby will not conflict with or result in any violation of any statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to Somerset or its respective properties or assets, or conflict with or result in any conflict with, breach or violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or the loss of a benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of Somerset pursuant to (i) any provision of its Certificates of Incorporation or Bylaws (ii) or except as set forth in Schedule 3.14, or any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license material to the business or financial condition of Somerset and to which Somerset is a party or by which Somerset or any of its property or assets may be bound or affected.

     (c) No consent, approval, order or authorization of, or registration, declaration, qualification, or filing of or with, any governmental entity is required by or with respect to Somerset in connection with the execution and delivery of this Agreement or the consummation by Somerset of the transactions contemplated hereby.

     (d) This Agreement and the Reorganization and the other transactions contemplated hereby have been validly approved by Somerset Shareholders as required by California law and Somerset's by laws.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF CELERITY

     Celerity represents and warrants the following as of the date hereof:

     4.1 Organization and Good Standing of Celerity. Celerity and Somerset Subsidiary are corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware. Celerity and Somerset Subsidiary has full corporate power to carry on its businesses as now conducted and is entitled to own, lease, and operate the properties or assets it now owns, leases, and operates.

     4.2 Authority.

     (a) Celerity and Somerset Subsidiary have all requisite corporate power and authority to enter into this Agreement, the Consulting Agreement referred to in
Section 5.2 and the Notes (collectively, the "Related Documents") (to extent each is a party), to execute, deliver and perform their respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Documents, the performance by Celerity and Somerset Subsidiary of their respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Celerity and Somerset Subsidiary, including approval by their respective Boards of Directors and by Celerity as the sole shareholder of Somerset Subsidiary. Each of this Agreement and the Related Documents is a legal, valid and binding obligation of Celerity and Somerset Subsidiary enforceable against Celerity and Somerset Subsidiary in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     (b) The execution and delivery of this Agreement and the Related Documents do not and the performance and consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of any statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to Celerity or Somerset Subsidiary or their respective properties or assets, or conflict with or result in any conflict with, breach or violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or the loss of a benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of Celerity or Somerset Subsidiary pursuant to (I) any provision of their respective Certificates of Incorporation or Bylaws, or (ii) any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license material to the business or financial condition of Celerity and to which Celerity or Somerset Subsidiary is a party or by which Celerity or Somerset Subsidiary or any of their respective property or assets may be bound or affected.

     (c) No consent, approval, order or authorization of, or registration, declaration, qualification, or filing of or with, any governmental entity is required by or with respect to Celerity or Somerset Subsidiary in connection with the execution and delivery of this Agreement or the Related Documents or the consummation by Celerity and Somerset Subsidiary of the transactions contemplated hereby, except for the filing of an Agreement of Reorganization with the appropriate documents with the relevant governmental authorities in Delaware and California.

     (d) No vote of holders of capital stock of Celerity is necessary to approve this Agreement and the Reorganization and the other transactions contemplated hereby.

     4.3 Litigation. There are, and within the prior twenty-four (24) months there have been, no actions, suits, investigations, or proceedings pending or, to the knowledge of Celerity, threatened or anticipated against or affecting Celerity or its assets, at law or in equity, or before any court, arbitrator, or federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. Celerity is not operating under, subject to, or in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. Celerity has not, since January 1, 1997, received or had outstanding any claim or complaint from or on behalf of any employee or former or potential employee alleging wrongful termination, failure to hire, harassment, or discrimination by reason of race, age, sex, handicap, or veteran's status.

     4.4 Compliance with Laws. Celerity is in compliance with all federal, state, local and foreign laws, regulations, rules, ordinances and orders to which its business and operations are subject except in cases when non-compliance is not material to the business. Celerity has all requisite licenses, permits and certificates from federal, state and local governmental authorities as may be necessary to conduct its business and own and operate its assets and such permits are valid and in full force and effect and will not be terminated or adversely affected by the consummation of the transactions contemplated hereby except in cases when non-compliance is not material to the business.

     4.5 Contracts and Commitments. Celerity has not received notice that any party to any of the outstanding contracts with third parties referred to in Documents intends to cancel or terminate any contract or to exercise or not exercise any option under any contract.

     4.6 Disclosure. The Documents and the other documents, certificates, statements and information provided to the Somerset Shareholders by Celerity in connection herewith or with the transactions contemplated hereby, when read together as a single disclosure, do not contain any untrue statement of material fact and do not omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. Having regard for the ordinary nature of the various segments of the business of the Celerity, there is no material fact known to Celerity, or which upon reasonable investigation should have been known to Celerity, which materially adversely affect or in the future, as a result of existing material facts whose impact has not yet been experienced, may (so far as Celerity can now reasonably foresee) materially adversely affect the business of Celerity which has not been disclosed to the Somerset Shareholders in writing.

4.7 Third-Party Consents. No consent or approval is needed from any third-party in order to enable Celerity and CSAC to effect the Reorganization or any of the transactions contemplated hereby.

4.8 Issuance of Shares. The Celerity Shares to be issued to the Somerset Shareholders pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable.


                                    ARTICLE V

                        CLOSING AND CONDITIONS PRECEDENT

     5.1 Closing Date. Subject to the satisfaction or waiver of the conditions to closing set forth below, the delivery of the Aggregate Reorganization Consideration pursuant to Article 1 (referred to herein as the "Closing") shall take place on December 8th, 1997 at headquarters of Somerset at Irvine, California, or at such other time, date, and place as may be fixed by agreement in writing among the parties hereto. Concurrently with the Closing, a Certificate of Merger will be filed with the Delaware secretary of State, and the date of that filing is referred to hereto as the closing date (the "Closing Date").

     5.2 Conditions to Closing

     (a) Conditions Precedent to Celerity Performance. The obligation of Celerity to effect the transactions referenced herein shall be subject to the fulfillment (or waiver of fulfillment at the sole discretion of Celerity), at or prior to the Closing Date, of the following conditions:

          (i) The members of the Board of Directors of Somerset shall have resigned in writing from the Board of Directors effective upon the Closing.

          (ii) Luc Ringuette shall have singed a letter terminating his existing contract with Somerset and shall have executed a consulting agreement with Celerity in the form of Exhibit D.

          (iii) Mike Brewer and Jim Cody should have signed amendments to their existing employment contracts.

          (iv) There shall have been no material adverse change in the financial condition, business or prospects of Somerset.

          (v) Each of the Signing Shareholders of Somerset shall have executed this Agreement and all Somerset Shareholders shall have delivered their Shares to Celerity on the Closing Date.


(b) Conditions Precedent to Somerset's Performance. The obligation of Somerset to effect the transactions referenced herein shall be subject to the fulfillment (or waiver of fulfillment at the sole discretion of Somerset), at or prior to the Closing Date, of the following conditions:

          (i) Celerity shall have delivered payment as set forth in Article I to the Somerset Shareholders on the Closing Date.

          (ii)  Celerity   shall  have  provided   loans  to  certain   Somerset
     Shareholders in the aggregate amount not to exceed $124,000 as set forth in
     Schedule 5.2.

          (iii) Celerity shall grant 70,000 stock options to distribute to Somerset critical employees as set forth is Schedule 5.2 pursuant to the Celerity Employee Stock Option Plan, at the exercise price determined as a fair market value as of the date of the Closing as defined in the Plan and the vesting schedule over 3 years with 20% of the total options granted to an employee vested at the end of the first year, 35% vested at the end of the second and 45% vested at the end of the third year of this employee's employment with the company.


                                   ARTICLE VI

                                 INDEMNIFICATION

     6.1 Indemnification by Celerity. Celerity shall defend, indemnify, and hold harmless the Somerset Shareholders, their heirs, personal representatives and assigns, against and in respect of any damages, losses, claims, or liabilities, including costs, expenses, and fees incident or related thereto, resulting from any misrepresentation, breach of express warranty or covenant, or non-fulfillment of any obligation of Celerity under this Agreement provided a claim is asserted in a lawsuit filed against Celerity and/or Somerset Subsidiary within one year following the date of the Reorganization.

6.2      Indemnification by the Signing Shareholders.

     (a) Subject to the terms and conditions set forth in this Article VI, each of the Signing Shareholders shall indemnify and hold harmless Celerity, Somerset Subsidiary and any other successor in interest (collectively, for purposes of this Section 6.2, "Celerity") against and in respect of his Prorata Share (as defined below) of any Damages (as defined below); provided, however, that no Signing Shareholder shall have any obligation whatsoever to indemnify Celerity
(i) unless and until the aggregate  Damages incurred by Celerity exceed $50,000,
(ii) with respect to any Damages relating to third party claims asserted against Celerity, unless such third party claim is asserted in a lawsuit filed against Celerity within one year following the date of this Agreement, and/or (iii) with respect to any Damages not relating to third party claims against Celerity, unless such claim is asserted in a lawsuit filed by Celerity against the Signing Shareholders within one year following the date of this Agreement. Further, in no event shall the aggregate liability or obligation of any Signing Shareholder to Celerity for Damages exceed such Signing Shareholder's Maximum Liability (as defined below).

     (b) In the event that Celerity incurs Damages which are covered by the Policies (as defined below) Celerity will present a claim under the Policies for those Damages under this Section 6.2. Any amount recovered on the claim will offset the liability of the Signing Shareholders under Section 6.2, but will not eliminate this liability. In the event that Celerity is entitled to indemnification from a Signing Shareholder, such Signing Shareholder may, at his election, satisfy such indemnification by delivering to Celerity any combination of the following in an aggregate amount equal to the amount of such Signing Shareholder's indemnification obligation (i) shares of Celerity Common Stock, which will be valued for this purpose by multiplying the number of shares delivered by the average of the daily closing asked price per share of Celerity Common Stock for the ten trading days immediately preceding the date of such delivery, (ii) a document stating that a specified dollar amount of the Note held by such Signing Shareholder shall be canceled, and confirming that Celerity shall thereafter have no continuing obligation with respect to the amount of the Note so canceled, which cancellation shall be credited dollar-for-dollar against the indemnification obligation, and/or (iii) cash.

     (c) For purposes of this Section 6.2, the "Prorata Share" for each Signing Shareholder is as follows:

                  Signing Shareholder             Prorata Share
                  Luc Ringuette                   69.3278%
                  Mike Brewer                     11.6735%
                  Jim Cody                        2.4280%
                  Jess Rosenberg                  9.0573%
                  Dzung Ha                        6.4696%
                  Doug Lada                       0.2387%
                  Ela Benson                      0.8051%
                  --------------                  --------
                  Total                           100.00%

     (d) For the purposes of this Section 6.2, the "Maximum Liability" for each Signing Shareholder at any given point in time shall be an amount equal to the difference obtained by subtracting (i) the sum of (A) the Signing Shareholder's Prorata Share times the aggregate payments made on all of the Notes issued to the Somerset Shareholders in connection with the Reorganization, and (C) the aggregate amount of payments on such Notes which are then past due, if any, from
(ii) an amount equal to $3,359,222 times the Signing Shareholder's Prorata Share . By the way of example, but without limiting the generality of the foregoing, the Maximum Liability for each Signing Shareholder immediately following the Closing Date (prior to any payments being made or due under the Notes) will be as follows:

                  Signing Shareholder             Maximum Liability
                  -------------------             -----------------

                  Luc Ringuette                   $2,328,876
                  Michael Brewer                  $  392,138
                  Jim Cody                        $   81,563
                  Jess Rosenberg                  $  304,256
                  Dzung Ha                        $  217,328
                  Doug Lada                       $    8,017
                  Ela Benson                      $   27,043

                           Total                  $3,359,222

     (e) For purposes of this Section 6.2, "Damages" shall mean all losses., claims, or liabilities, including costs, expenses and fees incident or related thereto, (including but not limited to attorneys' fees) resulting from any misrepresentation, breach of express warranty or covenant made by, or the non-fulfillment of any obligation on the part of, the Signing Shareholders under this Agreement

(f) Celerity shall maintain in force until March 14, 1998, for the benefit of Celerity, all of the policies of insurance currently held by Somerset through TriWest Insurance Services (i.e., directors' and officers', errors and omissions, etc.) (collectively, the "Policies") with coverage in amounts no less than, and deductible amounts no more than, the coverage and deductible amounts currently applicable to the Policies. Thereafter, until the first anniversary of the date of this Agreement, Celerity shall use its best efforts to maintain the Policies in force with coverage in amounts no less than, and deductible amounts no more than, the coverage and deductible amounts currently applicable to the Policies.

     6.3 Notice of Claims. The party (the "Indemnified Party") which has identified or incurred any damage, loss, claim, or liability for which such party is indemnified under this Agreement shall deliver written notice thereof to the other party hereto (the "Indemnifying Party"), which notice shall set forth and describe the exact nature of any such damages, losses, claims, or liabilities, the specific or best estimated amount or amount involved, and the Section of this Agreement deemed by such party to establish responsibility on the part of the other.

     6.4 Defense and Settlement of Lawsuits. If any legal proceeding shall be instituted against an Indemnified Party by any party in respect of which the Indemnifying Party may be responsible under this Article VI, the Indemnified Party shall give written notice thereof to the Indemnifying Party. Upon receipt of such notice, the Indemnifying Party shall undertake the defense of such proceeding through counsel selected by it (provided that the Indemnified Party shall be entitled, at its own expense, to participate in any such legal proceeding or the negotiation and settlement thereof through counsel of its choice). The Indemnifying Party shall in all cases have the right to settle or compromise any such proceeding or to refrain therefrom; provided, however, that
(i) without the prior written consent of the Indemnified Party, the Indemnifying Party shall not have the right to enter into any settlement or compromise which would obligate or adversely affect the Indemnified Party in any way, if the Indemnified Party does not consent to a settlement or compromise proposed by the Indemnifying Party and agreed to by the third party plaintiff, and (ii) if the Indemnified Party does not give such consent and such proceeding shall ultimately result in a monetary judgment or settlement greater than the proposed settlement or compromise, the Indemnifying Party shall be deemed discharged from any monetary liability hereunder with respect to any amount in excess of the amount of the settlement or compromise so proposed and agreed to by the third party and from any expenses (including attorneys' fees and expenses) incurred by the Indemnified Party subsequent to the date the proposed settlement or compromise was agreed to by the third-party plaintiff; provided further, however, that no Indemnified Party shall be required to consent to the terms of any settlement or compromise which imposes any non-monetary obligation upon or admission of guilt by such Indemnified Party, and such Indemnifying Party shall not be deemed discharged from such liabilities by reason of the failure of the Indemnified Party to consent to such non-monetary obligation or admission of guilt. If the Indemnifying Party is Signing Shareholders, consent will be obtained by the majority in interest vote of the Signing Shareholders. In the event that the liability arising under Section 6.2 is a result of a claim of a third party, not internal to Celerity, Luc Ringuette will represent the Signing Shareholders to negotiate a settlement, subject to Celerity's consent, with the third party plaintiff.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Notices. All notices, request, demands, and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered or when mailed by United States certified or registered mail, prepaid, addressed to the parties at the following address for the Celerity and Somerset and the addresses listed in Exhibit A for Signing Shareholders (or at such other addresses as the parties may designate by written notice given in the manner aforesaid):

     If to Celerity:          Celerity Solutions, Inc.
                              200 Baker Avenue, Suite 300
                              Concord, MA 01742
                              Attn: Chief Executive Officer

     With a copy to:          Thomas J. Egan, Jr., Esq.
                              Baker & McKenzie
                              815 Connecticut Ave., N.W.
                              Washington, D.C. 20006-4078

     If to Somerset:          Somerset Inc.
                              18301 Von Karman Ave, Suite 500
                              Irvine, CA 92612
                              Attn: President

     With a copy to:          Scott McConnell
                              Higham,   McConnell  &  Dunning  LLP
                              28202 Cabot  Road,  Suite 450
                              Laguna Niguel, CA 92677

     8.2 Fees of Finders, Brokers and Others. The respective parties hereto certify that no person or company provided services as a broker, agent, or finder or assisted in the negotiations of this Agreement, except for counsel. Each party agrees to indemnify the other for any claim asserted by any person or company purporting to act on its behalf in providing services as a broker, agent, or finder in connection with this Agreement.

     8.3 Entire Agreement. This Agreement, the Exhibits, and the Schedules and certain employment agreements to be entered into in connection with the Closing contain the entire agreement between the parties with respect to the transactions contemplated herein and supersede all previous written or oral negotiations, commitments, and understandings.

     8.4   Counterpart.   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by a representative of the Celerity or by a Signing Shareholders shall be deemed the original signature of such party.

     8.5  Confidentiality.  The parties  hereto  agree that the contents of this
Agreement, the Exhibits, and any Schedules (but not the effect of the transaction) and any and all information delivered to the other in conjunction herewith concerning the business and financial affairs of the Signing Shareholders, Somerset, or Celerity shall be held in confidence by the recipient party and its agents and representatives and shall not be disclosed to other parties without the written consent of all parties hereto; provided, however, that any party shall have the right to make such public announcement and filings as it may deem appropriate to comply with applicable law, including applicable securities laws.

     8.6 Survival of Representations. All the representations, covenants, warranties, and understandings contained in this Agreement shall survive the Closing and shall terminate on the first anniversary of the Closing, except for
Section 2.2 (d) that will terminate on the second anniversary of the Closing. No performance or execution of this Agreement in whole or in part by a party hereto shall constitute a waiver by such party or stop such party from asserting its rights hereunder, nor shall a waiver of or failure to exercise one or more rights hereunder constitute a waiver of any other rights.

     8.7 Interpretation. The article and section headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement. All references to section and article number refer to sections and articles of this Agreement, except as otherwise specified. All references to schedules refer to schedules which are attached to this Agreement, except as otherwise specified, and are hereby made a part of this Agreement. All references in this Agreement to gender shall be deemed to include all genders, and an references in the singular or plural shall be deemed to include the plural and singular, as appropriate.

     8.8 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware except the conflict of laws provisions thereof.

     8.9 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality of invalidity shall not affect the validity of the remainder of this Agreement.

     8.10 Assignment. No party hereto may assign or delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other party hereto, and any agreement, act, or deed purporting to effect any such assignment, delegation, or transfer without such prior written consent shall be void; provided however that such prohibition shall not exclude assignment by operation of law, such as by merger of a party into another corporation.

     8.11 Binding Effect. Subject to the provisions of Section 8.10, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

     8.12 No Third-Party Beneficiaries. Except as provided in Section 8.10, the provisions of this Agreement are intended solely for the benefit of the parties hereto and Somerset Shareholders, and no other party is entitled to any rights, benefits, or privileges created hereunder.

     8.13 Amendment. This Agreement may not be modified or amended except by a writing or writings signed by the party against whom any modification or amendment is asserted or sought to be enforced.

     8.14 Further Assurances. Each of the parties hereto will, at any time and from time to time, use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to fulfill its obligations under this Agreement, to consummate and make effective the Reorganization pursuant to this Agreement.

     8.15 Piggyback Registration Rights.

     (a) Registration Rights. Subject to the terms set forth in this Section, Celerity agrees to provide the Somerset Shareholders with "piggyback" registration rights with respect to shares of Celerity Common Stock issued pursuant to Section 1.3(b)(i) of this Agreement (the "Piggyback Shares").

     (b) Registration Initiated by Celerity. If Celerity at any time during the twelve (12) month period commencing at the date of the Closing proposes to register an offering of its securities under the Securities Act for its own account or for others, other than registrations in connection with employee and director benefit plans, offerings of debt securities, or for the primary registration statements related to acquisitions, and the registration form to be used may be used for the registration of registrable Piggyback Shares, Celerity will:

          (i) give written notice thereof to the Somerset Shareholders (which shall include a list of the jurisdictions in which Celerity intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) within 10 business days of its decision to effect a registration of securities for its own account or for others; and

          (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), subject to
     Section  8.15(c),  and in any  underwriting  involved  therein,  subject to
     Section 8.15(d), all the registrable Piggyback Shares specified in a written request by the Somerset Shareholders made within 10 business days after receipt of such written notice from Celerity; provided, that if at any time after giving written notice (x) Celerity in good faith shall determine not to proceed with such registration, Celerity may, at its election, give written notice of such determination to the Somerset Shareholders and, thereupon, shall be relieved of its obligation to register such registrable Piggyback Shares pursuant to this Section in connection with such registration, without prejudice, or (y) Celerity shall determine to delay the registration of such securities, Celerity shall be permitted to delay the registration of such registrable Piggyback Shares for the same period as the delay in registering the securities to be registered by Celerity for its own account or for others.

     (c) Amount to be Included. In the event that registrable Piggyback Shares are requested to be included in any registration initiated pursuant to Section 8.15(b), Celerity may, in its sole discretion, limit the number or amount of securities to be included in the registration such that (A) Celerity shall include in such registration the securities it intended to offer and (B) with respect to any additional securities which may be included in such registration (after inclusion of the securities referred to in clause (A)), all holders of securities (including the holders of registrable Piggyback Shares) who hold registration rights and who have requested registration (collectively, "Security Holders") shall participate in the offering pro rata based upon the ratio of the number of shares requested to be registered by each such Security Holder to the total number of shares requested to be registered by all such Security Holders.

     (d ) Underwritten Public Offerings. In the event that registrable Piggyback Shares are requested to be included in any registration initiated pursuant to
Section 8.15(b) that contemplates an underwritten public offering:

          (i) Celerity shall advise the Somerset Shareholders as a part of the written notice given pursuant to Section 8.15(b)(i) that the registration is for a registered public offering involving an underwriting. In such event, the right of the Somerset Shareholders to registration pursuant to this Section 8.15 shall be conditioned upon its participation in such underwriting and the inclusion of the registrable Piggyback Shares in the underwriting to the extent provided herein. The Somerset Shareholders shall (together with Celerity and the other holders (if any) distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Celerity. If the Somerset Shareholders disapprove of the terms of any such underwriting, they may elect to withdraw therefrom by written notice to Celerity and the underwriter. Any registrable Piggyback Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (ii) If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the registrable Piggyback Shares covered by such request for registration, together with the number or amount of securities that were intended to be offered by Celerity or other security holders who hold registration rights, would interfere with the successful marketing of such securities, then, such managing underwriter may limit the number or amount of securities to be included in the registration such that (A) Celerity shall include in such registration the securities it intended to offer and (B) with respect to any additional securities which may be included in such registration (after inclusion of the securities referred to in clause (A)), all Security Holders shall participate in the underwritten public offering pro rata based upon the ratio of the number of shares requested to be registered by each such Security Holder to the total number of shares requested to be registered by all such Security Holders.

     (e) Expenses of Registration. Celerity shall bear all fees, costs and expenses with respect to the inclusion of Piggyback Shares in any registration statement pursuant to this Section 8.15 and the public offering in connection therewith; provided, however, that the holders of such Piggyback Shares shall bear their respective pro rata share of any underwriting discounts and commissions. The fees, costs and expenses of registration to be borne as provided above shall consist of all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Celerity, fees and disbursements of counsel for the underwriter or underwriters of such securities (if Celerity and /or selling security holders are otherwise required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified.

     (f) Somerset Shareholders' Conduct. With respect to any sale of Piggyback Shares covered by a Registration Statement, the Somerset Shareholders understand and agree as follows:

          (i) The Somerset Shareholders will carefully review the information concerning it contained in the Registration Statement and will promptly notify Celerity if such information is not complete and accurate in all respects, including having properly disclosed any position, office or other material relationship within the past three years with Celerity or its affiliates;

          (ii) The Somerset Shareholders agree to comply with the anti-manipulation rules under the Securities Exchange Act of 1934 (the "Exchange Act") in connection with purchases and sales of securities of Celerity during the time the Registration Statement remains effective;

          (iii) The Somerset Shareholders agree to only sell Piggyback Shares in a jurisdiction after counsel for Celerity has advised that such sale is permissible under the applicable Blue Sky Laws;

          (iv) The Somerset Shareholders agree to comply with the prospectus delivery requirements of the Exchange Act; and

          (vii) In connection with the registration of the Piggyback Shares, the Somerset Shareholders will furnish to Celerity in writing such information requested by Celerity with respect to themselves and the proposed distribution by them as shall be necessary in order to assure compliance with federal and applicable state securities laws.

     (g) Provided Information. Celerity shall furnish to each holder of Piggyback Shares included in any registration statement under this Section 8.15 such number of copies of the registration statement including a summary prospectus in conformity with the requirements of the Securities Act, and such other documents as any such holder may reasonably request to facilitate the disposition of Piggyback Shares owned by such holder.

     (h) Indemnification.

          (i) Celerity shall indemnify and hold harmless each holder of Piggyback Shares included in any registration statement under this Section
     8.15 from and against , and shall reimburse each such holder with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses, including without limitation attorneys' fees to which such holder may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained herein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Celerity will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such holder specifically for use in the preparation thereof; provided, further, that with respect to an untrue statement or alleged untrue statement or omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Securities and Exchange Commission (the "Commission") at the time the registration statement becomes effective (or an amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), this indemnity shall not inure to the benefit of such holder, if, having previously been furnished by or on behalf of Celerity with copies of the Final Prospectus, such holder thereafter fails to deliver a copy of the Final Prospectus to the person asserting the claim, action, demand, loss, damage, liability, cost or expense, prior to or concurrently with the sale of securities to such person.

          (ii) Each holder of Piggyback Shares included in any registration statement under this Section 8.15 shall indemnify and hold harmless Celerity from and against, and shall reimburse Celerity with respect to any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses, including without limitation attorneys' fees, to which Celerity may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such holder of Piggyback Shares specifically for use in preparation thereof.

          (iii) Each holder of Piggyback Shares who is not a Signing Shareholder shall execute an indemnification agreement for the benefit of Celerity in substance and form equivalent to Section 8.15(h)(ii) prior to having such holder's Piggyback Shares included in any registration statement pursuant to Section 8.15.



     IN WITNESS WHEREOF, the parties have duly exercised this Agreement as of the date first referenced above.



                                        Signatures on next page

Celerity Solutions, Inc.


By: /s/ Linda Kopukina
    ---------------------------

Its: President
    ---------------------------


                                         Somerset Automation, Inc.


                                         By:  /s/ Luc Ringuette
                                              ----------------------------------


                                         Its: CEO
                                              ----------------------------------



                                        Signing Shareholders


                                        /s/ Luc Ringuette
                                        ----------------------------------------
                                        Luc Ringuette


                                        /s/ Mike Brewer
                                        ----------------------------------------
                                        Mike Brewer


                                        /s/ Jim Cody
                                        ----------------------------------------
                                        Jim Cody


                                        /s/ Jess Rosenberg
                                        ----------------------------------------
                                        Jess Rosenberg


                                        /s/ Dzung Ha
                                        ----------------------------------------
                                        Dzung Ha


                                        /s/ Doug Lada
                                        ----------------------------------------
                                        Doug Lada


                                        /s/ Ela Benson
                                        ----------------------------------------
                                        Ela Benson

                                    EXHIBIT B
                         NON-NEGOTIABLE PROMISSORY NOTE
                             AND SECURITY AGREEMENT

CELERITY SOLUTIONS, INC.                         SOMERSET, INC.
200 Baker Avenue, Suite 300                      18301 Von Karman Ave, Suite 500
Concord, MA 01742                                Irvine, CA 92612


U.S. US
Principal Amount
Dated: Dated, 1997

     1. Amount and Rate. Celerity Solutions, Inc., a Delaware corporation having its principal place of business at 200 Baker Avenue, Suite 300, Concord, MA 01742 ("Celerity"), and Somerset, Inc., a Delaware corporation whose principal office is at 18301 Von Karman Ave., Suite 500, Irvine, CA 92612 ("Somerset Subsidiary") (collectively the "Obligors"), for value received, jointly and severally, hereby promise to pay Shareholder as a selling shareholder of Somerset Automation, Inc. (the "Holder"), the amount of NoteAmount United States Dollars (U.S. $Dollars1) ("Principal"), in lawful money of the United States of America in immediately available funds on the dates hereinafter specified. The Note will bear interest at the rate of seven and a half percent (7.5%) per annum with the total amount of interest paid under this Notes of Interest United States Dollars (U.S. $Interest1) subject to Section 4 (the "Interest Amount"). The total aggregate amount paid under the Notes is equal to the sum of Principal and Interest Amounts (the "Note Amount"). The Note Amount of this Promissory Note and Security Agreement (the "Note") shall be payable in three (3) equal payments of Payments United States Dollars (U.S. $Payments1) on April 1, 1999, July 1, 1999, and October 1, 1999 and one payment of FinalPayment United States Dollars (U.S. $Payment2) on October 1, 2000, when the Note is paid in full (the "Last Payment"). Payments made in accordance with this Section shall be made at Holder's address set forth in Section 14 of this Note, or to another address agreed upon by the parties.

     2. Prepayment of the Note. The Note may be prepaid in whole or in part by Celerity at any time provided that the obligation of the Obligors hereunder shall not be satisfied until such time as the Holder shall have been paid an amount which in the aggregate equals the Note Amount, subject to any adjustments set forth herein or in the Reorganization Agreement. Within 15 days of the month end in which license fees relating to Somerset Automation warehousing software (receiving through shipping) with modifications, improvements, derivations and enhancements made hereafter ("Somerset Products") have been received by Celerity, a prepayment will be made on each of the Notes issued to each selling shareholder of Somerset Automation, Inc. ("Somerset Automation") in connection with the Reorganization Agreement (the "Notes") in an aggregate amount equal to 30% of the license fees received, until the Notes are paid in full. Any payments shall be made to the Holder in proportion to the aggregate amount of the Notes outstanding at the time of such payment. License fees will include license fees received from customers of Somerset Automation and Somerset Subsidiary including current customers except an amount not to exceed $15,000 expected to be received from Wesley Jessen. If the Note is prepaid as a result of license fees received, the Last Payment will be adjusted to be the difference between the Note Amount and the amount paid under the Note up to the date of the Last Payment.

     3. Subordination. Any debt security issued by Celerity to shareholders of a potential future acquisition candidate after the date of this Note until this
Note is paid in full will be subordinate to the payment of this Note.

     4. Event of Default. In the event the Obligors fail to make a payment in accordance with the terms hereof, and should the Obligors fail to remedy such failure for a period of ten (10) business days following the due date of such amount, ("Event of Default") the Holder will have the right to declare the entire amount under the Notes to be due and payable, and interest will automatically be applied in an amount equal to the lower of the Prime Rate (as published by the Wall Street Journal as of the date of such failure) plus five (5%) percent per annum or the maximum amount permitted by law on the amount past due. Holder may exercise any and all rights and remedies available to him/her under applicable law.

     5. Security Interest.

     (a) Definitions. In addition to any terms defined elsewhere in this Note, the following terms have the meanings indicated for purposes of this Note (such definitions being equally applicable to the singular and plural forms of the defined term):

          (1) "Agent" means a person designated herein by all the shareholders of Somerset Automation (the "Somerset Shareholders") to execute the Security Interest of the Holder.

          (2) "Collateral" refers to the following: (a) any right, title and interest in and to Somerset Products developed by Somerset Automation or Somerset Subsidiary. "Collateral" does not include: (i) computer software hereafter developed or acquired by Somerset Subsidiary or Celerity that represents product functionality (not pertaining to receiving through shipping) that is not in the current Somerset Products as of the date first written above including without limitation interfaces which may hereafter be developed to the current Somerset Automation software; (ii) any plans or processes relating to the production, sale and distribution of the Collateral; or (iii) the proceeds, income or royalties attributable to Somerset Products prior to an the event defined in Section 5(b) (as defined herein).

          (3) "Financing Statements" shall mean the form of financing statements as shall be necessary to perfect, upon filing, a security interest in the Collateral in each jurisdiction in which such Collateral is located or in which a filing is required under the UCC to perfect such security interest.

          (4) "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware, as amended from time to time, and any successor statute; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code, or other applicable statute, law or provision relating to the perfection or the effect of perfection or non-perfection of any such security interest, as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code or such other statute, law or provision as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or the effect of perfection or non-perfection.

     (b) Grant of Security Interest. Somerset Subsidiary hereby grants to Agent for the benefit of Holder a continuing security interest in and to all right, title and interest of Somerset Subsidiary or Celerity in the Collateral, provided that Somerset Automation held such right, title and interest to the Collateral as of the Closing (as defined in the Reorganization Agreement), to secure payment and performance of the obligations under this Note. The ability of the Holder to exercise his/her legal rights and remedies under the applicable law with respect to the Collateral shall arise only in the event of all of the following: (1) an Event of Default shall have occurred, and (2) Celerity shall have initiated a proceeding under the U.S. Bankruptcy Code or any applicable bankruptcy or insolvency statute or an involuntary proceeding shall have been initiated and Celerity shall have failed to have such proceeding stayed or dismissed, and (3) the Agent shall have received written instructions from the Selling Shareholders representing at least eighty percent (80%) of the unpaid balance of the Notes to exercise their legal rights against the Obligors with respect to the Collateral.

     (c) Waivers. The Obligors waive any right to require the Holder to proceed against any person or to exhaust any Collateral or to pursue any remedy available to the Holder. The Obligors waive any defenses they may have arising from the Holder's failure to perfect or maintain a perfected security interest in the Collateral.

     (d) Termination of Security Interests; Release of Collateral. Upon payment in full of the obligations of the Obligors hereunder, the security interest created hereby shall terminate. Upon such termination of the security interest or release of any Collateral, the Agent will execute and deliver to the Obligors such documents as the Obligors shall reasonably request to evidence the termination of the security interest or the release of such Collateral which has not yet theretofore been sold or otherwise applied or released. Such release shall be without warranty or recourse to Holder, except as to the absence of any prior assignments by Holder on behalf of its interest in the Collateral, as the case may be.

     6. Agent Appointed Attorney-in-Fact. Holder hereby irrevocably appoints Luc Ringuette as Agent and Holder's attorney-in-fact, with full authority in the place and stead of the Holder and in the name of Holder, Agent or otherwise, to exercise the legal rights of Holder against the Obligors with respect to the Collateral as set forth in Section 5(b). In the event of death or disability of the appointed Agent, Somerset Shareholders will appoint a successor by a majority vote.

     7. Reorganization Agreement. This Promissory Note and Security Agreement is one of the Notes referred to in the Reorganization Agreement dated MergerAgreementDate, 1997 between the Selling Shareholders and Obligors (the "Reorganization Agreement"), and it evidences consideration provided by the Obligors to the Selling Shareholders thereunder. If the Holder is a Signing Shareholder, this Note is subject to all of the terms and conditions contained in the Reorganization Agreement, which are incorporated herein by reference. Capitalized terms used in this Note shall, unless otherwise stated herein, have the respective meanings assigned to them in the Reorganization Agreement.

     8. Successors and Assigns. The terms and provisions of this Note shall be binding upon, and the benefits thereof shall inure to, the parties hereto and their respective permitted heirs, successors and assigns. Neither this Note nor any rights or obligations hereunder may be assigned by Obligors without the prior written consent of Holder. Except with respect to a transfer to an affiliate or relative of a Holder, notice of any transfer of this Note by a Holder shall be given to Obligors within a reasonable time period after such transfer. Upon surrender of this Note at the office of the Obligors, the Obligors shall execute and deliver one or more replacement Notes in the name of the transferee(s).

     9. No Implied Waiver. No delay or omission to exercise any right, power or remedy accruing to Holder upon any breach or default of Obligors under this Note shall impair any such right, power or remedy of Holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default occurring thereafter, nor shall any waiver of any single breach or default be deemed a wavier of any other breach or default occurring theretofore or thereafter.

     10. No Registration. THIS PROMISSORY NOTE AND SECURITY AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS IT IS REGISTERED UNDER THE SECURITIES ACT OF

1933, AS AMENDED, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

     11. Set-Off.

     (a) This Paragraph (a) shall only apply to Holder if Holder is a Signing Shareholder as defined in the Reorganization Agreement. For such Signing Shareholder, any amount thereon due under the terms of this Note may be reduced or offset pursuant to the indemnity set-off provision contained in Section 6.2 of the Reorganization Agreement.

     (b) This Paragraph (b) shall only apply to Holder if Holder is also a party to a Loan and Security Agreement between Holder and Celerity. For such Holder, any amount thereon due from Celerity under the terms of this Note pursuant to the specific payment provisions set forth in Sections 1 and 2 hereof may be reduced or offset against the amount owed by the Holder to Celerity under the terms of the Loan and Security Agreement at the time such amount is due under this Note, pursuant to the set-off provision contained in Section 9 of the Loan and Security Agreement applicable to Holder, which is attached as Exhibit A hereto.

     12. Amendments; Waivers. No amendments, modification or waiver of or consent with respect to, any provision of this Note, shall be effective unless the same shall be in writing and signed and delivered by Holder and Obligors. Any amendment, modification, waiver or consent hereunder shall be effective only in the specific instance and for the specific purpose for which given.

     13. Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of this Note shall remain valid.

     14. Notices. Any notice which Holder or Obligors may be required or may desire to give to the other party under any provision of this Note shall be in writing by overnight delivery service, certified mail, telex or electronic facsimile transmission and shall be deemed to have been given or made when received and addressed as follows:


     To Obligors:

          Celerity Solutions, Inc.
          200 Baker Avenue, Suite 300
          Concord, MA 01742
          Attn: CFO

          To Holder:
          Shareholdername
          Address1
          Address2

Any party may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this paragraph, but such change shall not be effective until notice of such change has been received by the other parties.

     15. Governing Law. THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     16. Headings and Sections. Captions, headings and the table of contents in this Note are for convenience only, and are not to be deemed part of this Note. Unless otherwise specified, references in this Note to Sections, Articles, Exhibits or Schedules are references to sections and articles of and exhibits and schedules to, this Note.

     17. Change of Control. In the event of an acquisition of Somerset Subsidiary or the Collateral by another party ("Purchaser"), or any change of control of the Somerset Subsidiary or of the Collateral, such Purchaser will be obligated to assume the obligations under this Note with Holder's consent or unless this Note shall become due and payable at the time of the change of control.

IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date and year first above written.


                                        CELERITY SOLUTIONS, INC.,
                                        a Delaware corporation



                                        By:________________________________
                                        Its:_______________________________


                                        SOMERSET, INC.,
                                        a Delaware corporation



                                        By:________________________________
                                        Its:_______________________________


                                        HOLDER:


                                        __________________________________
                                        Name:


                                        AGENT:


                                        __________________________________
                                        Name:

                                    EXHIBIT C

                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT is made as of the ____ day of ___________, 1997, by and between Celerity Solutions, Inc., a Delaware corporation ("Company"), and Luc Ringuette ("Consultant").

                                   WITNESSETH

     WHEREAS, Consultant and the Company desire to embody in this Agreement the terms and conditions under which Consultant shall be engaged with the Company;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consultant and the Company, intending to be legally bound hereby, AGREE AS FOLLOWS:

     1. SERVICES TO BE PROVIDED BY CONSULTANT

     During the term of this Agreement, Consultant shall provide such consulting services as may reasonably be requested from time to time by the Company's President pertaining to (a) the integration effort between Celerity and Somerset including the Company-wide product packaging; (b) developing a process for integration of future acquisitions; and (c) strategic development and expansion of the Company's business. Such services shall be provided primarily at the facilities of the Company's subsidiary located at 18301 Von Karman, Irvine, California. Consultant will, however from time to time travel as may reasonably be necessary in order to perform the services contemplated by this Agreement. The Company will provide reasonable prior notice of any travel required of Consultant.

     2. TERM OF AGREEMENT

     The term of this agreement shall commence on the date hereof and terminate on the first anniversary of such date, subject to earlier termination as provided below.

     (a) Termination by the Company For Cause. The foregoing notwithstanding, the Company may terminate this Agreement by sending the Consultant a written notice of such termination for Cause. The date of Consultant's receipt of such notice shall be the date of Consultant's termination. For purposes of this Agreement, "Cause" shall mean the following: (1) dishonesty or fraud resulting in injury to the business of the Company; (2) embezzlement or theft of assets of the Company; (3) conviction for a felony resulting in damage to the business of the Company or its affiliates; (4) activities which constitutes a serious conflict of interest to the Company; (5) material breach of Section 4 or 5 of this Agreement, (6) any other willful misconduct by Consultant which is materially injurious to the Company, monetary or otherwise. If the Company terminates the Consultant engagement for Cause, all compensation under Section 3 will terminate on the date of the termination except for all accrued Expenses up to the date of such termination will be payable immediately upon such termination.

     (b) Termination by the Company Without Cause. The foregoing notwithstanding, the Company may terminate this Agreement without Cause effective upon written notice to the Consultant, provided that all of the compensation in Section 3 shall continue to be paid through the first anniversary of this Agreement as if this Agreement had not been terminated, and all accrued Expenses up to the date of such termination will be payable immediately upon such termination.

     (c) Termination by the Consultant. The Consultant may terminate his engagement with the Company with not less than 90 days written notice. Upon such termination of this Agreement by the Consultant, the compensation set forth in
Schedule 3 to which Consultant would otherwise be entitled shall terminate, except for (a) Non-Compete Compensation, the remaining portion of which that is to be payable through the first anniversary of this Agreement, and (b) all accrued business expenses up to the date of the termination, which will be payable immediately upon such termination. The Consultant may terminate this Agreement by written notice to the Company, effective ten days after the notice ("Notice Period"), in the event that the Consultant has not been paid by the Company for a period of fourteen days prior to the date of the notice, and the Company has not cured the breach within the Notice Period. In the event of such termination, the Non-Compete Period pursuant to Section 5 of this Agreement will be reduced to a portion of the Non-Compete Period for which the Consultant had been reimbursed prior to such termination proportionately.

     (d) Survival of Sections. The provisions of Sections 4 and 6 of this Agreement will survive the termination of this Agreement for any reason whatsoever. The provisions of Section 5 will survive until the expiration of the Non-Compete Period notwithstanding the termination of the Agreement for any reason whatsoever.

     (e) Delivery of Material. Consultant agrees that upon the termination of this Agreement, he will deliver to the Company all documents, papers, materials and other property of the Company relating to its affairs which may then be in his possession or under his control.

     3. CONSULTING COMPENSATION; NON-COMPETE CONSIDERATION;EXPENSES

     (a) As compensation and consideration for the performance by Consultant of his consulting services under this Agreement, Consultant shall be entitled to a consulting fee of XXXXXXXXXXXXXX Dollars ($XXXXXXXXX) payable in bi-weekly installments (the "Consulting Compensation"). It is understood by both parties that Consultant is an independent contractor with respect to Company, and not an employee of

Company.

     (b) Non-Compete Compensation. As consideration for Consultant's obligation under Section 5 of this Agreement, the Company shall pay Consultant the amount of $XXXXXXX (the "Non-Compete Compensation"), which shall be paid in equal bi-weekly installments commencing at the date of this Agreement.

     (e) Expenses. The Company shall promptly, on a monthly basis, reimburse the Consultant for all reasonable business expenses incurred by the Consultant in connection with his performance under this Agreement (the "Expenses").

     4. CONFIDENTIALITY

     (a) Confidentiality. Consultant acknowledges that during the course of his engagement with the Company he will, from time to time, be invested with confidential information relating to the business practices, products, product plans, development ideas and schedules and other confidential and proprietary information regarding the Company. Consultant hereby agrees to keep all such information confidential. Consultant also agrees that he will not, except as required in the conduct of Company business, or as authorized in writing by the Company, publish, disclose or make use of any such information or knowledge unless and until such information or knowledge shall have ceased to be secret or confidential without his fault.

     (b) Exclusive Property. All business records, papers and other documents kept or made by Consultant relating to the business of the Company shall be and remain the property of the Company. Upon the termination of his engagement with the Company or upon the request of the Company at any time, Consultant shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Consultant or coming into his possession concerning the business or affairs of the Company other than personal notes or correspondence of Consultant not containing proprietary information relating to such business or affairs.

     (c) Inventions, Rights to Improvements. Consultant hereby sells, transfers and assigns to the Company any right, title and interest in any and all inventions, improvements, discoveries, and ideas (whether or not patentable or copyrightable) (collectively the "Intellectual Property") which Consultant may make or conceive during the term of this Agreement, and which relate to or are applicable to any phase of the Company's business (the "Work"). Consultant acknowledges that all Work and all of the results and proceeds of such work shall be deemed "works made for hire" within the meaning of the U.S. Copyright Act, and the Company shall own exclusively and forever all rights therein and thereto, including without limitation the right to add to or subtract from, alter or change the same, combine the same with the work of others, modify, create derivative works and otherwise exploit and use the same throughout the universe. Consultant hereby agrees to communicate promptly and disclose to the Company all information, details and data pertaining to the aforementioned Intellectual Property and to execute any document and do any act reasonably necessary to perform Consultant's duties under this Section 4(c). Consultant also affirms that if any such Intellectual Property shall be deemed confidential by the Company, he will not disclose any such Intellectual Property without prior written authorization from the Company's President.

     5. EXCLUSIVITY / NON-COMPETITION

     (a) Exclusivity / Non Competing. The Consultant agrees that for a period of twelve months subsequent to his termination of this Agreement for any reason ("Non-Compete Period"), he will not compete directly or be employed in any way by individuals, companies, interests or entities that compete directly with the Company. The Consultant also acknowledges that for twelve months subsequent to his termination of engagement with the Company for any reason, he will not utilize the Company's customer lists for any business related purpose.

     (b)  No   Interference.   During  the  twelve  months   subsequent  to  his
termination, Consultant shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization which is engaged in marketing or selling a product or products competitive with any product sold by the Company, intentionally solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company with any person who is employed by the Company, or any person or entity who is, or was within the most recent twelve-month period, a customer or client of the Company.

     (c) Stock Ownership. Nothing in this Agreement shall prohibit Consultant from acquiring or holding any securities of any company listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc., provided that at any time during the six months subsequent to his termination Consultant and members of his immediate family do not own more than XXXXX percent (XXX%) of any voting securities of such company.

     6. REMEDIES

     (a) Specific Performance. Consultant hereby acknowledges that a breach of Sections 4 or 5 of this Agreement may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such a breach, and that in the event of such a breach or threat thereof the Company's sole and exclusive remedy shall be to obtain a temporary restraining order, a preliminary injunction, and a permanent injunction restraining Consultant from engaging in activities constituting the breach of Sections 4 and 5. Consultant further acknowledges that in the event of such a breach or threat thereof the Company shall be entitled to obtain such other or further relief as may be required to specifically enforce the provisions of Sections 4 and 5 of this Agreement.

     (b) Suspension of Payments. Consultant hereby acknowledges that should a breach of Sections 5 of this Agreement occur, the Company shall be entitled to withhold payment of the then remaining unpaid balance of the Non-Compete Compensation.

     7. DISCLOSURE

     Consultant is required to disclose any outside activities or interests including ownership or participation in the development of prior inventions, that conflict or may conflict with the best interests of Company. Prompt disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to: a) any activity that Consultant may be involved with on behalf of the Company; b) warehouse or supply chain management software development.

     8. NOTICES

     All notices given hereunder shall be in writing and shall be deemed delivered when served personally or on the third business day after being deposited in the United States mail, certified or registered mail, postage prepaid, addressed as follows:


If to the Company:
          Celerity Solutions, Inc.
          200 Baker Avenue, Suite 300
          Concord, MA  01742
          Attention:         CEO
          Telecopier:  (978) 287-4222

If to Consultant:
          Luc Ringuette


     Any party may change its address for notices by communicating its new address in writing to the other party.

     9. MISCELLANEOUS

     (a) Agreement is Non-Assignable. This Agreement is a personal service contract and shall not be assignable by Consultant or by the Company, except that the Company may assign this Agreement to a Person which succeeds to the Company's rights and liabilities by merger, sale of assets as a going concern, or consolidation with the Company.

     (b) Binding Effect. All rights and obligations and agreements of the parties under this Agreement shall be binding upon and enforceable against, and inure to the benefit of the parties and their personal representatives, heirs, legatees and devises, and any person succeeding by operation of law to their rights under this Agreement, except that such personal representatives, heirs, legatees, devises and other persons shall have no obligation to perform Consultant's duties described in Section 1 hereof.

     (c) Representations. Consultant and the Company each represent and warrant that there are no restrictions, agreements or limitations on their rights or ability to enter into and perform the terms of this Agreement.

     (d) Further Assurances. Consultant and the Company, as the case may be, shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the terms or conditions of this Agreement or as may be consistent with the intent and purpose of this Agreement.

     (e) Rights of Third Parties. Nothing in this Agreement expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

     (f) Effect of Waiver. A waiver of, or failure to exercise, any rights provided for in this Agreement, in any respect, shall not be deemed a waiver of any further or future rights hereunder. Except for rights which must be exercised within a specified time period under this Agreement, no rights herein shall be considered as waived, whether intentionally or not, unless waived in a writing signed by the party to be charged with the waiver.

     (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and performed in that jurisdiction, without regard to the principles of conflicts of laws.

     (h) Amendments. This Agreement may not be changed or amended orally, but only by an agreement in writing signed by all parties hereto.

     (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

     (j) Severability. If a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, then:

          (1) the remaining terms and provisions hereof shall be unimpaired, and

          (2) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     (k) Captions. The captions to the Sections contained in this Agreement are for reference only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provision of this Agreement.

     (l) Entire Agreement. This Agreement supersedes all prior agreements, oral or written, between the parties hereto with respect to the engagement of Consultant by the Company. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and the parties shall not be bound by any terms, conditions, statements, covenants, representations or warranties, oral or written, not herein contained.

     (m) Board Participation. The Consultant will be invited to participate on the Board of Directors when future acquisition decisions are discussed for the duration of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Consulting Agreement effective as of the date first written above.

Celerity Solutions, Inc.,
a Delaware corporation


By:______________________________        ____________________________________
                                         Luc Ringuette

Its:_____________________________

                                             Financial Statements and Conditions
                                                                   Schedule 3.3a



                                                  Financial Statements

                                                Somerset Automation, Inc.

                                          Eight Months ended September 30, 1997
                                          and Years ended January 31, 1997 and
                                             1996 with Report of Independent
                                                        Auditors

                            Somerset Automation, Inc.

                              Financial Statements

 Eight Months ended September 30, 1997 and Years ended January 31, 1997 and 1996




                                    Contents

Report of Independent Auditors............................................... 56

Financial Statements

Balance Sheets............................................................... 57
Statements of Income......................................................... 58
Statements of Shareholders' Equity........................................... 59
Statements of Cash Flows..................................................... 60
Notes to Financial Statements................................................ 61

                         Report of Independent Auditors

The Board of Directors
Somerset Automation, Inc.

We have audited the accompanying balance sheets of Somerset Automation, Inc. as of September 30, 1997 and January 31, 1997 and 1996, and the related statements of income, shareholders' equity and cash flows for the eight months ended September 30, 1997 and the years ended January 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Somerset Automation, Inc. at September 30, 1997 and January 31, 1997 and 1996, and the results of its operations and its cash flows for the eight months ended September 30, 1997 and the years ended January 31, 1997 and 1996, in conformity with generally accepted accounting principles.



                                             /s/ Ernst & Young


December 3, 1997

                            Somerset Automation, Inc.

                                 Balance Sheets

                                                                                    September 30               January 31
                                                                                        1997              1997              1996
                                                                                    -----------------------------------------------
Assets
Current assets:
    Cash                                                                            $   860,938       $   583,648       $   183,767
    Accounts receivable, net of allowance of $19,000, $19,000 and
       $16,700 at September 30, 1997 and January 31, 1997 and 1996,
       respectively                                                                     698,588           462,761           368,964
    Prepaid expenses and other current assets                                            41,329            23,841            28,676
                                                                                    -----------------------------------------------
Total current assets                                                                  1,600,855         1,070,250           581,407

Property and equipment, at cost:
    Computer equipment                                                                  215,557           183,760           137,929
    Office equipment                                                                     74,680            74,680            72,275
    Furniture and fixtures                                                               72,538            38,377            42,632
    Computer software                                                                    51,287            44,002            32,233
                                                                                    -----------------------------------------------
                                                                                        414,062           340,819           285,069
    Less accumulated depreciation and amortization                                      225,568           183,158           119,938
                                                                                    -----------------------------------------------
                                                                                        188,494           157,661           165,131

Software development costs, net of accumulated amortization of
    $200,181, $170,534 and $126,063 at September 30,1997 and
    January 31, 1997 and 1996, respectively                                              22,174            51,821            96,292
Deferred income taxes                                                                      --                --              28,262
                                                                                    -----------------------------------------------
Total assets                                                                        $ 1,811,523       $ 1,279,732       $   871,092
                                                                                    ===============================================

Liabilities and shareholders' equity
Current liabilities:
    Line of credit                                                                  $    14,211       $    14,211       $    14,211
    Accounts payable                                                                    151,451           178,445            45,486
    Income taxes payable                                                                164,607            88,000              --
    Other accrued liabilities                                                            82,559            62,685            44,240
    Deferred revenue                                                                     60,000              --                --
    Deferred income taxes                                                               172,262            99,262           121,262
    Note payable to officer                                                                --                --              50,000
    Current portion of long-term debt                                                    47,446            29,713            29,932
                                                                                    -----------------------------------------------
Total current liabilities                                                               692,536           472,316           305,131

Long-term debt, net of current portion                                                    5,031            22,942            52,421

Deferred income taxes                                                                    50,738            41,738              --

Commitments

Shareholders' equity:
    Common stock, no par value:
       Authorized shares - 25,000,000
       Issued and  outstanding  shares - 1,711,780, 1,711,780
          and 1,743,030 at September 30, 1997 and January 31, 1997
          and 1996, respectively                                                        198,471           198,471           226,596
    Note receivable                                                                     (31,739)          (31,739)          (31,739)
    Retained earnings                                                                   896,486           576,004           318,683
                                                                                    -----------------------------------------------
    Total shareholders' equity                                                        1,063,218           742,736           513,540
                                                                                    -----------------------------------------------
Total liabilities and shareholders' equity                                          $ 1,811,523       $ 1,279,732       $   871,092
                                                                                    ===============================================



See accompanying notes.

                            Somerset Automation, Inc.

                              Statements of Income

                                                       Eight months
                                                          ended
                                                       September 30,   Year ended January 31,
                                                           1997          1997          1996
                                                       ---------------------------------------
Revenues:
    Systems integration and consulting services        $ 2,458,210   $ 2,601,479   $ 1,195,223
    Hardware sales                                          81,359       306,089       795,265
    Licensing fees                                         375,600       650,000       670,325
                                                       ---------------------------------------
Total revenues                                           2,915,169     3,557,568     2,660,813

Costs and operating expenses:
    Cost of revenues:
       Consulting and integration services               1,318,978     1,847,246     1,017,895
       Hardware                                             65,601       207,035       577,083
    Selling, general and administrative expense
                                                           981,638     1,126,739     1,052,858
                                                       ---------------------------------------
Total costs and operating expenses                       2,366,217     3,181,020     2,647,836
                                                       ---------------------------------------

Operating income                                           548,952       376,548        12,977

Interest income,  net of interest expense of $3,741,
    $10,469 and $7,139 for the eight months ended
    September 30, 1997 and the years ended
    January 31, 1997 and 1996, respectively                 11,530        17,773         9,934
                                                       ---------------------------------------

Income before provision for income taxes                   560,482       394,321        22,911

Provision (benefit) for income taxes                       240,000       137,000       (38,000)
                                                       ---------------------------------------
Net income                                             $   320,482   $   257,321   $    60,911
                                                       =======================================


See accompanying notes.

                            Somerset Automation, Inc.

                       Statements of Shareholders' Equity

                                          Common stock
                                   ------------------------        Note         Retained
                                     Shares         Amount      receivable      earnings        Total
                                   ---------------------------------------------------------------------

Balance at January 31, 1995        1,763,030    $   242,096    $   (31,739)   $   257,772   $   468,129
    Issuance of common stock           5,000          4,500           --             --           4,500
    Repurchase of common stock       (25,000)       (20,000)          --             --         (20,000)
    Net income                          --             --             --           60,911        60,911
                                                                                            -----------
Balance at January 31, 1996        1,743,030        226,596        (31,739)       318,683       513,540
    Repurchase of common stock       (31,250)       (28,125)          --             --         (28,125)
    Net income                          --             --             --          257,321       257,321
                                                                                            -----------
Balance at January 31, 1997        1,711,780        198,471        (31,739)       576,004       742,736
    Net income                          --             --             --          320,482       320,482
                                                                                            -----------
Balance at September 30, 1997      1,711,780    $   198,471    $   (31,739)   $   896,486   $ 1,063,218
                                                                                            ===========


See accompanying notes.

                            Somerset Automation, Inc.

                            Statements of Cash Flows

                                                       Eight months
                                                          ended
                                                       September 30,   Year ended January 31,
                                                           1997          1997          1996
                                                       ---------------------------------------
Operating activities
Net income                                              $ 320,482    $ 257,321    $  60,911
Adjustments  to  reconcile  net  income  to net  cash
    provided by operating activities:
       Depreciation and amortization                       72,057      107,691       88,942
       Provision (benefit) for deferred income taxes       82,000       48,000      (39,000)
       Changes in operating assets and liabilities:
          Accounts receivable                            (235,827)     (93,797)      32,259
          Prepaid expenses and ot her current assets       (17,488)       4,835       28,244
          Accounts payable and accrued expenses            (7,120)     151,404       (1,270)
          Income taxes payable                             76,607       88,000         --
          Deferred revenue                                 60,000         --       (146,044)
                                                       ---------------------------------------
Net cash provided by operating activities                 350,711      563,454       24,042

Investing activities
Purchases of property and equipment                       (39,980)     (55,750)     (60,698)

Financing activities
Proceeds from issuance of common stock                       --           --          4,500
Repurchases of common stock                                  --        (28,125)     (20,000)
Repayments of debt and capital lease obligations          (33,441)     (29,698)     (17,877)
Proceeds (repayment) from note payable to officer            --        (50,000)      50,000
                                                       ---------------------------------------
Net cash provided by (used in) financing activities       (33,441)    (107,823)      16,623
                                                       ---------------------------------------

Increase (decrease) in cash                               277,290      399,881      (20,033)
Cash at beginning of year                                 583,648      183,767      203,800
                                                       ---------------------------------------
Cash at end of year                                     $ 860,938    $ 583,648    $ 183,767
                                                       =======================================

Supplemental information:
Cash paid for:
    Interest                                            $   3,741    $  10,469    $   7,139
    Income taxes                                           81,800          800        1,978

Noncash financing transactions:
    Property and equipment acquired pursuant to
       capital lease obligations                           33,263         --         49,397


See accompanying notes.

                            Somerset Automation, Inc.

                          Notes to Financial Statements

                               September 30, 1997


1. Accounting Policies

Business

Somerset Automation, Inc. (the Company) was incorporated in California on March 7, 1990 to develop and implement warehousing software. The Company operates principally in the distribution industry on a nationwide basis.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Systems Integration and Consulting Services

The Company recognizes revenue from the development and implementation of software systems based on when the services are rendered.

Hardware Sales

Hardware sales are recognized upon delivery of the equipment.

Licensing Fees

The Company recognizes revenue from the licensing of its software systems after contract consummation and delivery of software and related documentation. With respect to certain customers, the Company defers revenue otherwise recognizable until realization is reasonably assured.

Impact of Recently Issued Accounting Standards

The Company currently recognizes revenue based on the guidelines set forth in Statement of Position (SOP) 91-1, Software Revenue Recognition. In October 1997, the Accounting Standards Executive Committee of the AICPA issued SOP 97-2, Software Revenue Recognition which supersedes SOP 91-1 and provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions. SOP 97-2 is intended to reduce the diversity in accounting for software revenue recognition and changes certain of the specific criteria for recognizing revenue related to software

                            Somerset Automation, Inc.

1. Accounting Policies (continued)

Revenue Recognition (continued)

Impact of Recently Issued Accounting Standards (continued)

licensing arrangements. Specifically, the new SOP contains more restrictive revenue recognition provisions for software arrangements containing multiple elements (i.e. upgrades, enhancements, implementation and other services) similar to the arrangements entered into by the Company. SOP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997. The Company is currently evaluating the provisions of the new SOP and the impact that it will have on the Company's revenue recognition policies and the terms under which it provides its products and services to customers.

Concentrations of Credit Risk

The Company sells its products primarily to large commercial companies. Credit is extended based on evaluation of the customer's financial condition and collateral is generally not required. Credit losses have traditionally not been material and such losses have been within management's expectations.

Revenues from four customers aggregated 47%, 23%, 15% and 15% of total revenues for the eight months ended September 30, 1997. These customers represented 49%, 14%, 25% and 9%, respectively, of accounts receivable at September 30, 1997. Revenues from two customers aggregated 84% and 11% of total revenues for the year ended January 31, 1997. These customers represented 90% and 6%, respectively, of accounts receivable at January 31, 1997. Revenues from four customers aggregated 38%, 14%, 12% and 12% of total revenues for the year ended January 31, 1996. These customers represented 37%, 46%, 4% and 3%, respectively, of accounts receivable at January 31, 1996.

Software Development Costs

The Company capitalizes costs incurred to develop new marketable software and enhance the acquired systems software. Costs incurred in creating the Company's software are charged to expense when incurred as research and development until technological feasibility has been established through the development of a detailed program design. Once technological feasibility has been established, software development costs are

                            Somerset Automation, Inc.

1. Accounting Policies (continued)

Software Development Costs (continued)

capitalized and reported at the lower of amortized cost or net realizable value. During the eight months ended September 30, 1997 and the years ended January 31, 1997 and 1996, no amounts were capitalized as software development costs. Research and development expenses aggregated approximately zero, $317,142 and $171,549 during the eight months ended September 30, 1997 and the years ended January 31, 1997 and 1996, respectively.

Depreciation and Amortization

Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of three to seven years.

Software development costs are amortized over an estimated life of five years.

Advertising

The Company expenses advertising costs as incurred except for tradeshow costs which are expensed at the time of first showing. Advertising expense aggregated $23,234, $75,404 and $73,066 for eight months ended September 30, 1997 and the years ended January 31, 1997 and 1996, respectively.

Impairment of Long-Lived Assets

Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of, establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The adoption of this standard on February 1, 1995 did not materially affect the Company's financial position, results of operations or cash flows.

Stock Based Compensation

SFAS No. 123, Accounting for Stock-Based Compensation, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value; however, the Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related Interpretations.

                            Somerset Automation, Inc.

2. Debt and Lease Commitments

Line of Credit

On February 13, 1997, the Company entered into a $250,000 revolving line of credit agreement with a financial institution. The line of credit matures in February 2002 and is secured by substantially all of the Company's assets. Advances under the line bear interest at the bank's prime rate (8.5% at September 30, 1997) plus .5% and interest payments are made on a monthly basis. The line is also subject to an unused commitment fee of .625% per annum on the daily unused amount of the commitment and provisions of the credit agreement include terms, among others, that restrict expenditures for capital
improvements,   divided   distributions,   certain   asset   distributions   and
investments.

Note Payable to Officer

In December 1995, the Company entered into a noninterest bearing promissory note payable agreement with an officer and director of the Company for $50,000. The note was repaid in August 1996.

Long-Term Debt

Long-term debt consists of the following:

                                               September 30,     January 31,
                                                 1997         1997         1996
                                               ---------------------------------

Term loans                                     $21,162      $32,559      $47,449
Obligations under capital leases                31,315       20,096       34,904
                                               ---------------------------------
                                                52,477       52,655       82,353
Less current portion                            47,446       29,713       29,932
                                               ---------------------------------
                                               $ 5,031      $22,942      $52,421
                                               =================================

Term Loans

In November 1995 and January 1996, the Company entered into term loans of $40,505 and $8,892, respectively, with a financial institution, bearing interest at 9.65% and 9.30%, respectively. The loans have terms of three years and are secured by the property and equipment with a net book value of $19,454 at September 30, 1997.

                            Somerset Automation, Inc.

2. Debt and Lease Commitments (continued)

Term Loans (continued)

Scheduled maturities relating to the Company's term loans as of September 30, 1997 are as follows:

Fiscal year ended January 31:
        1998                                             $ 6,336
        1999                                              14,826
                                                         =======
                                                         $21,162
                                                         =======

Obligations Under Capital and Operating Lease Commitments

The Company leases office space, computer hardware and office equipment under capital and operating leases which expire on various dates through 1999. Future annual minimum lease payments under noncancelable operating and capital lease arrangements at September 30, 1997 are as follows:

                                                              Capital  Operating
      Fiscal year ended January 31:                           leases    leases
                                                              ------------------

          1998                                                $16,442    $ 6,989
          1999                                                 23,974     79,780
          2000                                                   --        3,780
          2001                                                   --        3,780
          2002                                                   --        3,780
          2003                                                   --        1,260
                                                              ------------------
Total minimum lease payments                                   40,416    $99,369
                                                                         =======
Less amount representing interest                               9,101
                                                              -------
Present value of minimum lease payments                        31,315
Less current portion (included in current portion of
    long-term debt)                                            29,720
                                                              -------
Obligations under capital leases due after one year           $ 1,595
                                                              =======

                            Somerset Automation, Inc.

2. Debt and Lease Commitments (continued)

Obligations Under Capital and Operating Lease Commitments (continued)

Rent expense under operating leases was approximately $81,744, $122,226 and $65,308 for the eight months ended September 30, 1997 and the years ended January 31, 1997 and 1996, respectively. Equipment under capital leases with a net book value of approximately $38,720, $15,066 and $29,232 at September 30, 1997 and January 31, 1997 and 1996, respectively, is included in property and equipment.

3. Income Taxes

The provision for income taxes consists of the following:

                                Eight months ended
                                   September 30,        Year ended January 31,
                                       1997             1997              1996
                                ------------------------------------------------

Current:
   Federal                       $ 124,000         $  86,000          $    --
   State                            34,000             3,000              1,000
                                                                      ---------
                                   158,000            89,000              1,000
Deferred:
   Federal                          65,000            25,000            (20,000)
   State                            17,000            23,000            (19,000)
                                                                      ---------
                                    82,000            48,000            (39,000)
                                                                      ---------
Total                            $ 240,000         $ 137,000          $ (38,000)
                                                                      =========

                            Somerset Automation, Inc.

3. Income Taxes (continued)

Deferred income taxes reflect the tax effect, using enacted tax rates, of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                            September 30,       January 31,
                                                 1997        1997         1996
                                            -----------------------------------

Deferred tax liabilities:
Accrual to cash adjustment                  $(199,000)   $(110,000)   $(124,000)
Software development costs                     (9,000)     (18,000)     (36,000)
Tax over book depreciation                    (44,000)     (46,000)     (19,000)
                                            -----------------------------------
Total deferred liabilities                   (252,000)    (174,000)    (179,000)

Deferred tax assets:
Research and development tax credits             --         20,000       76,000
State income taxes                             27,000       11,000        3,000
Net operating loss carryforward                  --           --          5,000
Other                                           2,000        2,000        2,000
                                            -----------------------------------
Total deferred assets                          29,000       33,000       86,000
                                            -----------------------------------
Net deferred tax liability                  $(223,000)   $(141,000)   $ (93,000)
                                            ===================================

The Company's effective tax rates for the eight months ended September 30, 1997 and the years ended January 31, 1997 and 1996 differ from the federal statutory rates primarily due to state income taxes and the recognition of benefits related to federal and state research and development tax credits.

4. Shareholders' Equity

Common Stock

The Company has a right of first refusal to repurchase 506,224 common shares available to be sold by shareholders for a price per share equal to the lesser of book value or the price offered by a proposed acquirer. Upon termination of service due to retirement or disability, these shareholders shall have the option to require that the Company repurchase all common shares held by these shareholders at a price per share equal to book value. In the event of termination of service for reasons other than retirement or disability, the Company shall have the option, but not the requirement, to reacquire the shares held by the terminated shareholder at a price per share equal to book value. In the event of death of a shareholder, the Company is required to purchase, and the spouse and estate of the shareholder are required to sell, all shares of common stock owned at the date of death at a price per share equal to book value.

                            Somerset Automation, Inc.

4. Shareholders' Equity (continued)

Note Receivable

On October 26, 1994, the Company issued 35,265 shares of restricted common stock in exchange for a $31,739 note receivable. The note receivable bears interest at 8% per annum with interest due quarterly. Principal is due on October 25, 1999.

Stock Option Plan

In October 1994, the Company adopted the 1994 Incentive Stock Option, Nonqualified Stock Option, and Restricted Stock Purchase Plan (the Plan). The Plan provides for the issuance to employees, consultants, directors and business associates of up to 750,000 shares of common stock through the grant of stock purchase rights (SPRs), incentive stock options (ISOs) and nonqualified stock options (NSOs) to purchase shares of the Company's common stock. The options have terms of ten years and generally vest ratably over five years from the date of grant. At September 30, 1997, the Company had 416,500 shares of common stock available for grant under the plan.

ISOs may be granted only to employees and the exercise price per share may not be less than 100% of the fair market value of a share of common stock on the grant date. NSOs and SPRs may be granted to employees, consultants, directors and business associates and the exercise price and purchase price, respectively, shall not be less than 85% of the fair market value of a share of common stock on the date of grant. Options and SPRs expire no later than ten years and ninety days, respectively, after the date of grant. Vested options are exercisable for 90 days after an optionee's termination, except in the case of death for which vested options are exercisable for one year.

                            Somerset Automation, Inc.

4. Shareholders' Equity (continued)

Stock Option Plan (continued)

The following table summarizes stock option activity for the eight months ended September 30, 1997 and the years ended January 31, 1997 and 1996.

                                                                       Exercise
                                                         Number of       Price
                                                          shares       per share
                                                         -----------------------

Outstanding on January 31, 1995                            25,575         $0.90
   Granted                                                220,385         $0.90
   Expired or forfeited                                   (15,550)        $0.90
                                                         -----------------------
Outstanding on January 31, 1996                           230,410         $0.90
   Granted                                                338,270         $0.90
   Expired or forfeited                                  (211,055)        $0.90
                                                         -----------------------
Outstanding on January 31, 1997                           357,625         $0.90
   Granted                                                 20,000         $0.90
   Expired or forfeited                                   (44,125)        $0.90
                                                         -----------------------
Outstanding on September 30, 1997                         333,500         $0.90
                                                         =======================

As of September 30, 1997, 140,668 of these options were exercisable and 750,000 shares of the Company's common stock are reserved for issuance pursuant to the Plan.

In calculating pro forma information regarding net income and earnings per share, as required by SFAS 123, the fair value was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the options on the Company's common stock: risk-free interest rate of 6.5%; a dividend yield of 0%; volatility of the expected market price of the Company's common stock of 0; and a weighted-average expected life of the option of 5 years. The weighted-average fair value of all the options at the dates of grant was $0.16 and the weighted-average remaining contractual life of the options at September 30, 1997 was 8.83 years.

                            Somerset Automation, Inc.

4. Shareholders' Equity (continued)

Stock Option Plan (continued)

In management's opinion existing stock option valuation models do not provide a reliable single measure of the fair value of employee stock options that have vesting provisions and are not transferable. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is summarized below:

                                  Eight months
                                     ended
                                 September 30,      Year ended January 31,
                                      1997          1997             1996
                                 ---------------------------------------------

      Pro forma net income         $308,057         $248,961         $59,864

5. Subsequent Events

On November 6, 1997, the Company entered into a non-binding letter of intent to merge the Company into a subsidiary of another company. Upon consummation of the merger, the Company's shareholders are to receive shares of the other company's common stock, cash and promissory notes in exchange for all of the Company's common stock outstanding immediately prior to the merger. The proposed merger assumes that the vested portion of all outstanding options will be exercised in accordance with their terms and all nonvested portions of such options will be terminated prior to the completion of the merger without further obligation of the Company.

On November 21, 1997, the Company's directors approved the proposed merger and the terms and conditions of the letter of intent dated November 6, 1997.